                                                                    Exhibit 4.1

                      NATIONAL CORPORATION FOR HOUSING PARTNERSHIPS
                       AMENDED AND RESTATED 401(k) RETIREMENT PLAN

                                  TABLE OF CONTENTS

ARTICLE      CONTENTS                                                   PAGE
- -------      --------                                                   ----
  I          Definitions                                                  2
  II         Service                                                     10
             2.1   Service                                               10
             2.2   Absence From Employment                               10
             2.3   Hour of Service                                       11
             2.4   Break in Service                                      12
             2.5   Determining Vesting Percentage                        12
             2.6   Year of Service                                       12
             2.7   Excluded Years of Service                             13

  III        Eligibility, Enrollment and Participation                   13

             3.1   Eligibility                                           13
             3.2   Enrollment and Participation                          14
             3.3   Re-Employed Employee                                  14
             3.4   Ineligibility of Leased Employees                     14

  IV         Contributions                                               14

             4.1   Salary Reduction Contributions                        14
             4.2   Salary Reduction Agreements                           15
             4.3   Excess Deferrals                                      15
             4.4   Matching Contributions                                17
             4.5   Basic Discretionary Contributions                     17
             4.6   Integrated Discretionary Contributions                17
             4.7   Deductibility of Contributions                        18
             4.8   Administrative Expenses                               18
             4.9   Crediting of Employer Contributions                   18
             4.10  Rollovers                                             18
             4.11  Profit Sharing Plan                                   19

  V          Limitations on Allocations                                  19

             5.1   Limitations on Allocations                            19
             5.2   Limitations on Allocations                            21

                                         (i)


             5.3   Limitations on Allocations                            22

  VI         Top-Heavy Provisions                                        24

             6.1   Top-Heavy Rules                                       24
             6.2   Minimum Contributions                                 24
             6.3   Reserved                                              25
             6.4   Reserved                                              25
             6.5   Determination of Top-Heaviness                        25
             6.6   Calculation of Top-Heavy Ratios                       25
             6.7   Cumulative Accounts                                   26
             6.8   Other Definitions                                     26
             6.9   Limit on Annual Additions                             28

  VII        Nondiscrimination Tests                                     29

             7.1   Definitions                                           29
             7.2   Average Deferral Percentage Test                      31
             7.3   Contribution Percentage Test                          32
             7.4   Corrective Distributions                              33

  VIII       Self Directed Account and Participant's Accounts            36

             8.1   Self Directed Account                                 36
             8.2    Description of Self Directed Account                   36
             8.3    Participant's Account                                  37
             8.4    Accounting                                             37
             8.5    Transfers Among the Investment Accounts                37
             8.6    Value of Account                                       37
             8.7    Cancellation of Account                                38

  IX         Distribution of Benefits                                    38

             9.1   Distributions in General                              38
             9.2   Payment of Benefits                                   38
             9.3   Election of Benefits                                  39
             9.4   Small Accounts                                        39
             9.5   Qualified Joint and Survivor Annuity                  39
             9.6   Forms of Benefit                                      40
             9.7   Limitations on Payments                               40
             9.8   Non-Transferable                                      41
             9.9   Consent to Distribution                               41

                                         (ii)


             9.10  Eligible Rollover Distribution - Income Tax
                   Withholding                                          41
             9.11  Eligible Rollover Distribution - Withholding
                   Exception                                            41

  X          Retirement Benefits                                        42

             10.1  Normal Retirement                                    42
             10.2  Early Retirement                                     42
             10.3  Late Retirement                                      42
             10.4  Disability Retirement                                43
             10.5  Distribution                                         43

  XI         Death Benefits                                             43

             11.1  From Participants' Accounts                          43
             11.2  Beneficiary                                          44

                                         (iii)


  XII        Termination of Employment                                  44

             12.1  Distribution                                         44
             12.2  Forfeiture                                           45

  XIII       Withdrawals                                                45

             13.1  Withdrawal for Serious Financial Hardship            45
             13.2  Pre-Retirement Distribution                          47
             13.3  Notification                                         48
             13.4  Non-Repayment                                        48
             13.5  Spousal Consent                                      48
             13.6  Allocation of Withdrawals                            48

  XIV        Loans                                                      48

             14.1  General Loan Provisions                              48
             14.2  Terms of Loans                                       49
             14.3  Source of Funds                                      49
             14.4  Repayment                                            49
             14.5  Withdrawal from Plan                                 50

  XV         Fiduciary Duties and Responsibilities                      50

             15.1  General Fiduciary Standard of Conduct                50
             15.2  Service in Multiple Capacities                       50
             15.3  Limitations on Fiduciary Liability                   50
             15.4  Investment Manager                                   51

  XVI            The Plan Administrator                                    51

             16.1  Designation and Acceptance                          51
             16.2  Duties and Responsibility                           51
             16.3  Expenses and Compensation                           52
             16.4  Information from Employer                           52
             16.5  Appointment of Investment Manager                   52
             16.6  Delegation of Duties                                52

  XVII       Participants' Rights                                      52

             17.1  General Rights of Participants

                                         (iv)


                   and Beneficiaries                                  52
             17.2  Filing a Claim for Benefits                        52
             17.3  Denial of Claim                                    53
             17.4  Remedies Available to Participants                 53
             17.5  Limitation of Rights                               54
             17.6  Mergers of Transfers                               54

  XVIII      The Investment Manager                                   54

             18.1  Duties and Responsibilities                        54
             18.2  Relation to Employer, Plan Administrator and
                   Participants                                       54

  XIX        Amendment or Termination of the Plan                     54

             19.1  Amendment of Plan                                 54
             19.2  Conditions of Amendment                           55
             19.3  Termination of the Plan                           55
             19.4  Full Vesting                                      56
             19.5  Application of Forfeitures                        56
             19.6  Approval by the Internal Revenue Service          56
             19.7  Subsequent Unfavorable Determination              56

  XX         Miscellaneous                                           57

             20.1  Non-Reversion                                     57
             20.2  Gender and Number                                 57
             20.3  Reference to the Code and ERISA                   57
             20.4  Governing Law                                     57
             20.5  Compliance with the Code and ERISA                57
             20.6  Non-Alienation                                    57
             20.7  Contribution Recapture                            58
             20.8  IRS Determination                                 58

                                        (v)

                        NATIONAL CORPORATION FOR HOUSING PARTNERSHIPS AMENDED AND RESTATED 401(k) RETIREMENT PLAN


          The National Corporation for Housing Partnerships (hereinafter, the "Employer") pursuant to the action of its Board of Directors taken on the
day of                 , 199  , has Amended and Restated its 401(k) Retirement
Plan (the "Plan") effective January 1, 1995 except as is otherwise set forth below.


                                      WITNESSETH

          WHEREAS, the Employer, on April 29, 1988, adopted the National Corporation for Housing Partnerships 401(k) Retirement Plan effective January 1, 1988 (the "Original Plan"); and

          WHEREAS, the Original Plan has been amended by that (i) certain First Amendment to National Corporation for Housing Partnerships 401(k) Retirement Plan adopted on March 17, 1989 but effective as of January 1, 1988 (the "First Amendment"), (ii) certain Second Amendment to National Corporation for Housing Partnerships 401(k)

Retirement Plan adopted on November 30, 1989 but effective as of January 1, 1988 (the "Second Amendment"), (iii) certain Third Amendment to National Corporation for Housing Partnerships 401(k) Retirement Plan adopted on November 30, 1989 but effective as of January 1, 1989 (the "Third Amendment") and (iv) certain Fourth Amendment to National Corporation for Housing Partnerships 401(k) Retirement Plan adopted on February 26, 1993 but generally effective as of January 1, 1993 (the "Fourth Amendment") (The Original Plan and the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are sometimes hereinafter referred to as the "Off-Site Plan"); and

          WHEREAS, the Employer, on November 29, 1989, adopted the National Corporation for Housing Partnerships Site Employees 401(k) Retirement Plan effective January 1, 1990 (the "Original Site Plan"); and

          WHEREAS, the Original Site Plan has been amended by that (i) certain First Amendment to National Corporation for Housing Partnerships Site Employee 401(k) Retirement Plan adopted on December 31, 1992 but effective as of June 1, 1992 (the "First Amendment") and (ii) certain Second Amendment to National Corporation for Housing Partnerships Site Employees 401(k) Retirement Plan adopted on February 26, 1993 but generally effective as of January 1, 1993 (the "Second Amendment") (The Original Site Plan and the First Amendment and the Second Amendment are sometimes hereinafter referred to as the "Site Plan"); and

          WHEREAS, the Employer has determined that it is in the best interests of the Employer and its Employees that the Site Plan be merged into the Off-Site Plan and that the Off-Site Plan be amended and restated to reflect such merge and to modify the Off-Site Plan to comply with the changes required by the Omnibus Budget Reconciliation Act of 1993.

          NOW, THEREFORE, the Off-Site Plan shall be and hereby is amended and restated as follows:



                                       ARTICLE I
                                     DEFINITIONS


1.1 ACCRUED BENEFIT. The term Accrued Benefit means the value on any applicable date of the Participant's Account.

1.2 ACTIVE PARTICIPANT. The term Active Participant means any Participant who performs duties as an Employee for the Employer and has satisfied the requirements for eligibility under Article III.

1.3 ANNUITY STARTING DATE. The term Annuity Starting Date means, for benefits payable as an annuity, the first day of the first period for which an amount is payable as an annuity and, for benefits not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

1.4 PLAN ADMINISTRATOR. The term Plan Administrator means the Person or Persons designated to administer the Plan by the Board of Directors of the National Corporation for Housing Partnerships and any successor(s) thereto.

1.5 BENEFICIARY. The term Beneficiary means the beneficiary or beneficiaries entitled to any benefits under a Participant's Account hereunder upon the death of a Participant or a Beneficiary.

1.6 BOARD OF DIRECTORS. The term Board of Directors means the Employer's board of directors or other comparable governing body.

1.7 CALENDAR YEAR. The term Calendar Year means the taxable year of the Participant.

1.8 CODE. The term Code means the Internal Revenue Code of 1986, as it may be amended or restated from time to time.

1.9 COMPENSATION. The term Compensation means the Participant's total compensation for services performed for the Employer and currently includible in income in respect of Hours of Service completed during the part of the Plan Year in which the Participant participated under the Plan. Notwithstanding the preceding sentence, Compensation shall include Salary Reduction Contributions (as defined by Section 4.1) and, effective October 1, 1994, salary reduction accruals ("Salary Reduction Accruals") pursuant to the National Corporation for Housing Partnerships Executive Savings Plan effective October 1, 1994. A Participant's compensation shall not include the value of or income attributable to any fringe benefits provided by the Employer, employer contributions made to any plan or fund or to Social Security on behalf of the Participant or on account of hours worked by the Participant, or amounts of deferred compensation (other than Salary Reduction Contributions and, effective October 1, 1994, Salary Reduction Accruals) whether credited to the Participant in a qualified retirement plan or otherwise. The Compensation of any Participant taken into account under the Plan shall not exceed $200,000 (or such other amount as the Secretary of the Treasury may designate pursuant to Section 401(a)(17) of the
Code). The term Compensation shall include salary reduction contributions under any cafeteria plan maintained by the Employer under Section 125 of the Code, but shall in no event include any amounts in excess of $200,000 (as adjusted for increases in the cost of living pursuant to section 401(a)(17) of the

Code). Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA 1993 Annual Compensation Limit.

1.10 CONTRIBUTION PERIOD. The term Contribution Period means that regular period specified by the Employer for which Salary Reduction Contributions and Matching Contributions shall be made. No change in the Contribution Period may be made except as of a Renewal Date.

1.11 CURRENT ACCRUED BENEFIT. The term Current Accrued Benefit shall mean a Participant's accrued benefit under any defined benefit plan of the Employer, determined as if the Participant had separated from Service as of December 31, 1986, when expressed as an annual benefit within the meaning of Section 415(b)(2) of the Code. In determining the amount of a Participant's Current Accrued Benefit, the following shall be disregarded:

               (a) Any change in the terms and conditions of the defined benefit plan or plans after May 5, 1986; and

               (b)  Any cost of living adjustment occurring after May 5, 1986.

1.12 DISABILITY. The term Disability means that the Plan Administrator has determined, based upon medical reports from a medical examiner satisfactory to the Plan Administrator or such other evidence as he deems appropriate, that a Participant is mentally or physically disabled permanently from further satisfactory performance of his usual duties for the Employer or the duties of such other position or job which the Employer makes available to him and for which such Employee is qualified by reason of his training, education, or experience; provided, however, that a Participant who is or becomes able to perform alternative job duties with no reduction in Compensation, and who is offered the opportunity to perform such alternative job duties by the Employer and refuses, shall not be considered permanently disabled. All Participants in similar circumstances shall be treated alike.

1.13 DISABILITY RETIREMENT DATE. The term Disability Retirement Date means the first day of the month after the Plan Administrator has determined that a Participant's incapacity is a Disability.

1.14      RESERVED.

1.15 EARLY RETIREMENT DATE. The term Early Retirement Date means the first day of the month coinciding with or next following the date a Participant is separated from Service with the Employer on or after the later of (a) the date he attains age 55 and (b) the date on which he completes five (5) Years of Service, provided that on such date the Participant has not attained his Normal Retirement Age.

1.16      EFFECTIVE DATE.  The term Effective Date means January 1, 1988.

1.16A          ELIGIBLE RETIREMENT PLAN.  The term Eligible Retirement Plan means (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment account), (iii) an employees' trust described in
Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code (but only if the employees' trust is a defined contribution plan the terms of which permit the acceptance of rollover distributions) and (iv) an annuity plan described in
Section 403(a) of the Code.

1.16B          ELIGIBLE ROLLOVER DISTRIBUTION.  The term Eligible Rollover
Distribution means any distribution to a Participant of all or any portion of the balance the Participant's Account exclusive of (a) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Beneficiary or (ii) for a specified period of ten (10) years or more and (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

1.17 EMPLOYEE. The term Employee means any individual in the employ of the Employer and, to the extent required under Section 414(n) and 414(q) of the Code, shall include "leased employees" within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term Employee shall not include those leased employees covered by a plan described in
Section 414(n)(5) of the code unless otherwise provided by the terms of the Plan. Additionally, the term Employee shall not include any person included in a unit of employees covered under a collective bargaining agreement between employee representatives and the Employer unless such collective bargaining agreement expressly provides for the inclusion of such persons as Participants in the Plan.

          For Plan Years ending prior to January 1, 1995, no Employee who was eligible to participate in the National Corporation for Housing Partnerships Site Employees 401(k) Retirement Plan was eligible to participate in this Plan.

1.18 EMPLOYER. The term Employer means National Corporation for Housing Partnerships and any successor organization thereto which elects to continue the Plan.

1.19 EMPLOYER CONTRIBUTIONS. The term Employer Contributions means (a) Salary Reduction Contributions described in Section 4.1, Matching Contributions described in Section 4.4, and (c) Integrated Discretionary Contributions described in Section 4.6.

1.20 ENTRY DATE. The term Entry Date means, with respect to any Participant, either the Effective Date or the first January 1, April 1, July 1, or October 1 thereafter when an Employee who has fulfilled the eligibility requirements commences participation in the Plan. With respect to any Participant who, on the date of the closing of the Employer's acquisition of the property management services of Oxford Development Corp., was an "Eligible Employee", as that term is defined by Section TWO F. of the Oxford Y.E.S. 401(k) Plan, the term Entry Date means the quarterly entry date coinciding with or next following such closing.

1.21 ERISA. The term ERISA means the Employee Retirement Income Security Act of 1974 (P.L. No. 93-406) as it may be amended from time to time, and any regulations issued pursuant thereto, as such Act and such regulations affect this Plan.

1.22 EXCESS EARNINGS. The term Excess Earnings means that portion of a Participant's Compensation, if any, that exceeds the Taxable Wage Base.

1.23 FIDUCIARY. The term Fiduciary means any or all of the following, as applicable:

          (a) Any Person who exercises any discretionary authority or control respecting the management of the Plan or its assets;

          (b) Any Person who renders investment advice for a fee or other compensation, direct or indirect, respecting any monies or other property of the Plan or has authority or responsibility to do so;

          (c) Any Person who has discretionary authority or responsibility in the administration of the Plan; or

          (d) Any Person who has been designated by a Named Fiduciary pursuant to authority granted by the Plan, who acts to carry out a fiduciary responsibility, subject to any exceptions granted directly or indirectly by ERISA.

1.24 FIXED ANNUITY. The term Fixed Annuity means an annuity providing a series of payments that are payable in specified dollar amounts.

1.25 FORFEITURE. The term Forfeiture means the amount, if any, by which the value of a Participant's Account exceeds his Vested Interest upon such Participant's Termination of Employment.

          Any Forfeitures shall be used to reduce, and in lieu of, the Employer Contributions, other than Salary Reduction Contributions, next due at the earliest opportunity after such Forfeiture becomes available.

1.26      RESERVED.

1.27 INACTIVE PARTICIPANT. The term Inactive Participant means any Participant who does not currently meet the requirements to be an Active Participant.

1.28 INVESTMENT MANAGER. The term Investment Manager means Fidelity Investments Retirement Services Company or any entity qualified under the Investment Advisers Act of 1940.

1.29 LATE RETIREMENT DATE. The term Late Retirement Date means the first day of the month coinciding with or next following the date a Participant is separated from

Service with the Employer after his Normal Retirement Age, for any reason other than death.

1.30 NAMED FIDUCIARY. The Plan Administrator shall be the Named Fiduciary of the Plan. The Named Fiduciary may allocate his fiduciary responsibilities in any manner that to him shall appear appropriate, and he may delegate any of his functions to any other Person or Persons. Subject to approval of the Board of Directors of the Employer, the Named Fiduciary may employ Advisors and Investment Managers.

1.31 NORMAL RETIREMENT AGE. The term Normal Retirement Age means the date the Participant attains age 65.

1.32 NORMAL RETIREMENT DATE. The term Normal Retirement Date means the first day of the month coinciding with or next following the date a Participant attains his Normal Retirement Age.

1.32A     OBRA 1993 ANNUAL COMPENSATION LIMIT.  Effective for Plan Years
beginning on or after January 1, 1994, the term OBRA 1993 Annual Compensation Limit means $150,000 (as adjusted for increases in the cost of living pursuant to section 401(a)(17) of the Code).

1.33 PARTICIPANT. The term Participant means any Employee of the Employer who is or becomes eligible to participate under this Plan in accordance with its provisions and shall include an Active Participant and an Inactive Participant. Effective January 1, 1995, any Employee of the Employer who was a Participant in the National Corporation for Housing Partnerships Site Employees 401(k) Retirement Plan shall be a Participant in this Plan.

1.34 PARTICIPANT'S ACCOUNT. The term Participant's Account means each Participant's individual account maintained by the Investment Manager in accordance with the terms of this Plan. Each Participant's Account will be maintained so as to reflect separately the amounts attributable to Salary Reduction Contributions,

Matching Contributions, Integrated Discretionary Contributions, and Rollover Contributions and the earnings thereon. Effective January 1, 1995, the Participant's Account for each Employee of the Employer who was a Participant in the National Corporation for Housing Partnerships Site Employees 401(k) Retirement Plan shall be maintained as a Participant's Account under this Plan.

1.35 PERSON. The term Person means any natural person, partnership, corporation, trust, or estate.

1.36 PLAN. The term Plan means the National Corporation for Housing Partnerships 401(k) Retirement Plan, the terms of which are set forth herein, as it may be amended from time to time.

1.37 PLAN YEAR. The term Plan Year means the twelve-month period commencing on January 1 and ending the following December 31.

1.38 QUALIFIED JOINT AND SURVIVOR ANNUITY. The term Qualified Joint and Survivor Annuity means a monthly Fixed Annuity payable for the life of the Participant with a survivor annuity for the life of the Participant's spouse. The monthly annuity payment to the spouse shall be equal to fifty percent (50%) of the amount which was payable to the Participant. Such annuity shall be the Actuarial Equivalent of the value of the Participant's Account which is distributable to the Participant pursuant to Articles X and XI. "Actuarial Equivalent" means a benefit having the same present value as the benefit it replaces.

1.39 RENEWAL DATE. The term Renewal Date means each January 1, April 1, July 1 and October 1 as of which certain determinations,transactions, and calculations shall be made, as more fully indicated in the body of the Plan.

1.40 ROLLOVER CONTRIBUTIONS. The term Rollover Contributions shall mean amounts rolled over to the Plan pursuant to Section 4.10.

1.41 SALARY REDUCTION AGREEMENT. The term Salary Reduction Agreement means an agreement between a Participant and the Employer to reduce the Participant's Compensation for the purpose of making Contributions to the Plan.

1.42 SELF DIRECTED ACCOUNT. The term Self Directed Account means the account(s) established for a Participant by the Investment Manager for purposes of permitting a Participant to direct the investment of his or her Participant's Account.

1.43 SPOUSAL CONSENT. The term Spousal Consent means that (a)(i) a Participant's spouse consents in writing to the Participant's election of a form of benefit or designation of a beneficiary, (ii) the spouse's consent acknowledges the effect of the election or designation, and (iii) the spouse's consent is witnessed by the Plan Administrator or a notary public, or (b) it is established to the satisfaction of the Plan Administrator that the spouse's consent cannot be obtained because (i) there is no spouse, (ii) the spouse cannot be located, or (iii) other circumstances described in the regulations under Section 417 of the Code are present. The consent is not revocable; however, in the event that the Participant, after obtaining Spousal Consent, changes the election of a form of benefit to any form other than the Qualified Joint and Survivor Annuity or the designation of Beneficiary to anyone other than the Participant's spouse, the consent shall be invalid until new consent is obtained unless the initial consent expressly permitted designations or elections by the Participant without any requirement of further consent. In the event a Participant remarries, consent of the new spouse must be obtained in accordance with the requirements of this Section.

1.44 TAXABLE WAGE BASE. The term Taxable Wage Base means the maximum amount of compensation which may be considered wages under Section 3121(a)(1) of the Code for the calendar year during which such Plan Year begins.

1.45 TERMINATION OF EMPLOYMENT. The term Termination of Employment means a severance of the Employer-Employee relationship which occurs prior to a Participant's Normal Retirement Age for any reason other than Early Retirement, Disability, or death.

1.46 VARIABLE ANNUITY. The term Variable Annuity means an annuity providing a series of payments that increase or decrease to reflect changes in investment performance of the underlying portfolio.

1.47 VESTED INTEREST. The term Vested Interest on any date means the nonforfeitable right to an immediate or deferred benefit in the amount which is equal to the sum of (a), (b) and (c) below:

               (a) The value on that date of that portion of the Participant's Account that is attributable to and derived from Salary Reduction Contributions, if any;

               (b) The value on that date of that portion of the Participant's Account that is attributable to and derived from Matching Contributions;

               (c) The value on that date of the portion of the Participant's Account that is attributable to and derived from Integrated Discretionary Contributions multiplied by his Vesting Percentage determined on the applicable date.

1.48 VESTING PERCENTAGE. The term Vesting Percentage means the Participant's nonforfeitable percentage interest in Integrated Discretionary Contributions credited to his account plus the earnings thereon, computed as of the occurrence of some event in accordance with the following schedule based on Years of Service with the Employer:


             COMPLETED YEARS OF SERVICE         VESTING PERCENTAGE
             Less than 1                                 0%
             1                                          20%
             2                                          40%
             3                                          60%
             4                                          80%
             5 or More                                 100%

          Effective January 1, 1995, the Years of Service for each Employee of the Employer who was a Participant in the National Corporation for Housing Partnerships Site Employees 401(k) Retirement Plan shall include all such Years of Service credited to each such Employee under the National Corporation for Housing Partnerships Site Employees 401(k) Retirement Plan.


                                     ARTICLE II
                                      SERVICE


2.1 SERVICE. The term Service means active employment with the Employer as an Employee.

2.2 ABSENCE FROM EMPLOYMENT. Absence from employment on account of a leave of absence authorized by the Employer pursuant to the Employer's established leave policy will be counted as employment with the Employer, provided that such leave of absence is of not more than six months' duration. Absence from employment on account of active duty with the Armed Forces of the United States, temporary lay-off, Employer-approved vacation, sick leave, jury duty, or a labor management dispute will be counted as employment with the Employer. If the Employee does not return to active employment with the Employer, his Service will be deemed to have ceased on the date the Plan Administrator receives notice that such Employee will not return to the active Service of the Employer. The Employer's leave policy shall be applied in a uniform and nondiscriminatory manner to all Participants under similar circumstances.

2.3 HOUR OF SERVICE. The term Hour of Service means a period of Service during which an Employee shall be credited with one Hour of Service as described in
(a), (b), (c), (d), and (e) below:

          (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

          (b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons (such as vacation, sickness or disability) other than for the performance of duties. Hours under this subsection shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

          (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          (d) Each hour for which an Employee is on an authorized unpaid leave which is counted as employment with the Employer pursuant to Section 2.2. These hours shall be credited to the Employee for the computation period or periods in which such authorized leave takes place. However, no more than 501 hours shall be credited under this subsection (d).

          (e) If an Employee is absent from work without pay for any period because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of the child or the provision of care for a child for a period immediately following such birth or placement, the Employee shall be credited with an Hour of Service for each hour the Employee would have worked but for such absence (or, if normal work hours are unknown, 8 Hours of Service for each normal workday during such absence); provided, however, that no Employee shall be credited with more than 501 Hours of Service for a period or periods of absence in connection with any such birth and related pregnancy or adoption. Hours of Service credited pursuant to this subsection shall be credited (i) to the computation period in which the absence from work begins to the extent necessary to prevent the Employee from incurring a Break in Service in such period and (ii) thereafter to the immediately following computation period. No credit will be given pursuant to this subsection unless the Employee furnishes the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to in this subsection and the number of days for which there was such an absence. If the Employee's absence from work is authorized by the Employer, the provisions of this subsection (e) shall not become effective until the Employee has been credited with the maximum Hours of Service allowable under subsection (d).

2.4 BREAK IN SERVICE. Except as provided in Section 2.6(a), the term Break in Service means any Plan Year during which an Employee fails to complete more than 500 Hours of Service.

2.5 DETERMINING VESTING PERCENTAGE. Vesting credit shall be given for each Year of Service except those periods specified in Section 2.7.

     If an individual who ceases to be an Employee and is subsequently rehired as an Employee enrolls (or re-enrolls) in the Plan, upon his participation (or re-participation) his Vesting Percentage shall then take into account all Years of Service except those specified in
Section 2.7.

2.6 YEAR OF SERVICE. The term Year of Service means a 12 consecutive month period during which an Employee has completed at least 1,000 Hours of Service.

          (a) Eligibility Computation Period. In determining Years of Service and Breaks in Service for purposes of eligibility, the 12 consecutive month period shall begin with the date on which an Employee's employment commenced and, where additional periods are necessary, succeeding anniversaries of his employment commencement date. The employment commencement date is the date on which the Employee first performs an Hour of Service for the Employer maintaining the Plan.

          (b) Vesting Computation Period. In computing Years of Service and Breaks in Service for purposes of Vesting, the 12 consecutive month period shall be the Plan Year. Active participation as of the last day of the Plan Year is not required in order for a Participant to be credited with a Year of Service for vesting purposes.

2.7 EXCLUDED YEARS OF SERVICE. In determining the vesting Percentage of an Employee, all Years of Service with the Employer shall be taken into account except Years of Service prior to a Break in Service if:

          (a) the Participant had no Vested Interest at the time the Break in Service occurred, and

          (b) the number of consecutive Breaks in Service equals or exceeds the greater of (i) five or (ii) the Years of Service before the break occurred.

     Notwithstanding any contrary direction in this Section, Years of Service prior to a Break in Service will not count for purposes of determining Vesting Percentage until the

Participant has completed one Year of Service following the Break in Service.


                                      ARTICLE III
                      ELIGIBILITY, ENROLLMENT AND PARTICIPATION


3.1 ELIGIBILITY. All Employees who, as of April 1, 1988, have attained age 18 and have not terminated their employment with the Employer shall be eligible to become Participants as of the Effective Date. Each other Employee shall be eligible to become a Participant on the Entry Date coinciding with or next following the later of the date on which he attains age 18 or completes one Year of Service provided he has not terminated his employment with the Employer as of such date. All On-Site employees with a hire date prior to January 1, 1990 became employees of the Employer as of January 1, 1990. Any Employee who, on the date of the closing of the Employer's acquisition of the property management services of Oxford Development Corp., was an "Eligible Employee", as that term is defined by Section TWO F. of the Oxford Y.E.S. 401(k) Plan, shall become eligible to become a Participant as of the quarterly entry date coinciding with or next following such closing.

3.2 ENROLLMENT AND PARTICIPATION. Each eligible Employee may enroll as of his Entry Date by completing and delivering to the Plan Administrator a Salary Reduction Agreement. He will then become a Participant as of his Entry Date.

3.3 RE-EMPLOYED EMPLOYEE. In the case of an individual who ceases to be an Employee and is subsequently rehired as an Employee, the following provisions shall apply in determining his eligibility to participate again in the Plan:

          (a) If the Employee satisfied the eligibility requirements specified in Section 3.1 prior to his separation from employment, he shall become an Active Participant in the Plan in accordance with Section 3.2 as of the date he is re-employed.

          (b) If the Employee did not satisfy the eligibility requirements specified in Section 3.1 prior to his separation from employment, he shall be eligible to participate in the Plan on the first Entry Date following his fulfillment of such eligibility requirements.

     For purposes of this Section, all Years of Service with the Employer, including any Years of Service prior to any Breaks in Service and including any Years of Service credited under the National Corporation for Housing Partnerships Site Employees 401(k) Retirement Plan for service after December 31, 1989, shall be taken into account in determining eligibility except those specified in Section 2.7 as excluded Years of Service.

3.4 INELIGIBILITY OF LEASED EMPLOYEES. Notwithstanding any other provisions of the Plan, no "leased employees" within the meaning of Section 414(n)(2) of the Code shall be eligible to become Participants.


                                    ARTICLE IV
                                  CONTRIBUTIONS


4.1 SALARY REDUCTION CONTRIBUTIONS. Each Active Participant may elect to enter into a written Salary Reduction Agreement with the Employer for an amount equal to not less than one percent (1%) nor more than fifteen percent (15%) of his Compensation for the Contribution Period. In consideration of such agreement, the Employer will make a contribution for each Contribution Period equal to the total amount which the Participant's Compensation was reduced during the Contribution Period pursuant to the Salary Reduction Agreement then in effect. Salary Reduction Contributions shall be deducted by the Employer from the Active Participant's earnings and shall be paid by the Employer to the Investment Manager not less frequently than monthly, but in no event later than 30 days following the end of the Plan Year.

4.2 SALARY REDUCTION AGREEMENTS. Salary Reduction Agreements shall be governed by the following provisions:

          (a) Each Active Participant may designate an allowable percentage of his Compensation for the Contribution Period as a Salary Reduction Contribution rate. Thirty days before each Renewal Date, each Active Participant may redesignate a new allowable percentage of his Compensation for the Contribution Period as a Salary Reduction Contribution. Such redesignation shall be made as if it were an original designation in accordance with this Section and shall be effective as of such Renewal Date.

          (b) A Salary Reduction Agreement may be completely suspended by a Participant by filing written notice with the Plan Administrator at any time. The Salary Reduction Agreement shall be suspended within 31 days after receipt of the notice. Salary Reduction Contributions shall be resumed on the Renewal Date next following the Participant's filing of a request to reinstate a suspended Salary Reduction Agreement.

          (c) The Employer may change or suspend the amount by which the Participant's Compensation is reduced pursuant to a Salary Reduction Agreement at any time if the Employer determines that such decrease or suspension is necessary to ensure that the Average Deferral Percentage Test of Section 7.2 of the Plan is satisfied or that amounts allocated to a Participant's Account do not exceed the amounts permitted under Article V. Any suspensions to ensure satisfaction of Section 7.2 shall apply to all Highly Compensated Employees, as defined in Section 7.1, in a nondiscriminatory manner.

          (d) If the Employer changes or suspends its Salary Reduction Agreements as described in subsection (c), the affected Participants shall continue to participate in the Plan. When the situation which resulted in the change or suspension of the Salary Reduction Agreements ceases to exist, the Employer shall reinstate the Salary Reduction Agreements to the fullest extent possible for all affected Participants in a nondiscriminatory manner.

4.3  EXCESS DEFERRALS.

          (a) No Active Participant shall be permitted to make Salary Reduction Contributions in excess of $7,000 (as adjusted for all increases in the cost of living pursuant to Section 402(g)(5) of the Code). In the event that Salary Reduction Contributions would otherwise exceed $7,000 for any Participant, the Plan Administrator shall direct the Investment Manager to distribute the portion of the Salary Reduction Contributions in excess of $7,000 ("Excess Deferrals") and any earnings thereon to the Participant no later than the first April 15 following the close of the Calendar Year in which the deferrals were made.

          (b) If, during a Calendar Year, a Participant makes Salary Reduction Contributions through more than one qualified cash or deferred arrangement described in Section 401(k) of the Code or makes other "Elective Deferrals" (as defined in Section 402(g)(3) of the Code) to plans or arrangements other than the Plan and such Participant notifies the Plan Administrator in writing no later than the first March 1 following that Calendar Year that all or a specified portion of the Salary Reduction Contributions made on his behalf for the Calendar Year should be paid to him (together with any earnings thereon) because such Salary Reduction Contributions constitute Excess Deferrals, distribution of such amounts to him shall occur no later than the first April 15 following that Calendar Year.

     (c) Distribution of Excess Deferrals (and earnings thereon) pursuant to this Section shall be made notwithstanding any provision of the Plan which would otherwise limit or delay distributions or require Spousal Consent and shall occur before distribution of Excess Contributions pursuant to Section 7.4(a) or Excess Aggregate Contributions pursuant to Section 7.4(b).

     (d) The earnings allocable to Excess Deferrals shall be the sum of the following amounts: (i) the amount determined by multiplying net income or net loss for the Plan Year in which an Excess Deferral occurs that is allocable to the Participant's Salary Reduction Contributions by a fraction, the numerator of which is the Excess Deferral on behalf of the Participant for such Plan Year and the denominator of which is the portion of the Participant's Account attributable to Salary Reduction Contributions as of the last day of such Plan Year, and (ii) an amount determined by multiplying 10 percent (10%) times the number of months that have elapsed, as of the date of the distribution, since the end of such Plan year times the amount determined under paragraph (i) above. For purposes of this subsection, a distribution on or before the fifteenth day of the month shall be treated as occurring on the last day of the preceding month, and a distribution after the fifteenth day shall be treated as occurring on the first day of the following month.

4.4 MATCHING CONTRIBUTIONS. The Employer may, in its discretion, make, for each Plan Year, a Matching Contribution on behalf of each Participant in an amount of up to $.50 for each $1.00 of such Participant's Salary Reduction Contributions for such Plan Year; provided, however, that the Employer shall not make any such Matching Contribution with respect to any Salary Reduction Contribution amount in excess of six percent (6%) of a Participant's Compensation.

4.5       RESERVED.

4.6  INTEGRATED DISCRETIONARY CONTRIBUTIONS.

          (a) The Employer may, at its discretion, make an Integrated Discretionary Contribution to the Plan for each Plan Year. The Integrated Discretionary Contribution shall be allocated among the accounts of Participants as set forth in this Section.

          (b) Initial Allocation. The Integrated Discretionary Contribution shall first be allocated to Participants with Excess Earnings, in the ratio that each such Participant's Excess Earnings bears to the Excess Earnings of all Participants. The percentage of Excess Earnings allocated to any Participant's Account in this Initial Allocation shall not exceed the LESSER of:

               (i)  5.7% or

               (ii) the percentage of total Compensation which would be allocated to Participants under paragraph (c) of this Section from the remaining amount of Integrated Discretionary Contributions.

          (c) Final Allocation. The portion of the Integrated Discretionary Contribution remaining after the Initial Allocation shall be allocated among all Participants in the same ratio that each Participant's Compensation bears to the total Compensation of all Participants.

          (d) Minimum Allocation for 1989 Plan Year. Notwithstanding the foregoing, the amount allocated to any Participant under this Section shall not be less than 5% of the first $10,000 of such Participant's Compensation, to the extent that the contribution made pursuant to paragraph (a) is sufficient to provide such allocation.

          (e) All references in the Plan to Integrated Discretionary Contributions shall also include Basic Discretionary Contributions made with respect to the 1988 Plan Year.

4.7 DEDUCTIBILITY OF CONTRIBUTIONS. In no event shall Employer Contributions made hereunder during a taxable year of the Employer exceed the annual deductible limit for contributions to a qualified profit-sharing plan as set forth in Section 404(a)(3) of the Code, as limited by Section 404(j) of the Code.

4.8 ADMINISTRATIVE EXPENSES. Unless it elects otherwise in accordance with the terms of the agreement with the Investment Manager, the Employer will contribute to the Plan the amount necessary to pay the expense charges and administrative charges described in the agreement with the Investment Manager.

4.9 CREDITING OF EMPLOYER CONTRIBUTIONS. The Salary Reduction Contributions, Matching Contributions and Integrated Discretionary Contributions shall be credited to the Participant's Account of each Participant for whom such Contributions are made, in accordance with the provisions of Article VIII.

4.10 ROLLOVERS. With the written permission of the Plan Administrator and without regard to the limitations imposed under Article V, the Plan may receive on behalf of an Employee of the Employer all or part of the entire amount of any lump sum distribution theretofore received by such Participant from a plan qualifying under Section 401(a) of the Code, either directly from such plan or directly from the Employee within 60 days after receipt by such Employee, or through the medium of a qualified individual retirement plan, provided that the amounts to be rolled over are attributable solely to employer contributions and earnings thereon and to earnings on employee contributions. The Plan, notwithstanding the provisions of Article V, may receive the assets of any predecessor Plan. Amounts received pursuant to this Section shall be separately accounted for and may be invested in any manner authorized under the provisions of this Plan.

4.11 PROFIT SHARING PLAN. The Employer shall make Salary Reduction Contributions and may make other Employer Contributions to the Plan without regard to the Employer's current or accumulated net profits. Notwithstanding the preceding sentence, the Plan shall continue to be designed to qualify as a discretionary profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Code.


                                     ARTICLE V
                           LIMITATIONS ON ALLOCATIONS


5.1 LIMITATIONS ON ALLOCATIONS. Definitions - The following definitions are atypical terms which refer only to terms used in the Limitation on Allocations Sections of this Article V.

          (a) Affiliate -- The term Affiliate shall be defined as in Section 6.8(a).

          (b) Annual Additions -- The term Annual Additions shall mean the sum of the following amounts allocated on behalf of a Participant for a Limitation
Year:

               (i)  all Employer Contributions,

               (ii) all Forfeitures, and

               (iii)     all Employee Contributions.

               For purposes of this Article, Excess Amounts reapplied to reduce Employer Contributions under Section 5.2(d) and Excess Contributions and Excess Aggregate Contributions shall also be included as Annual Additions.

          (c) Compensation -- The term Compensation shall mean a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses), and excluding the following:

               (i) Employer contributions (exclusive of Salary Reduction Contributions and, effective October 1, 1994, Salary Reduction Accruals) to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; and

               (ii) Other amounts which received special tax benefits.

               For purposes of applying the Limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such year.

          (d) Employee Contributions -- The term Employee Contributions shall mean a Participant's after-tax contributions, if any.

          (e) Excess Amount -- The term Excess Amount shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (f) Limitation Year -- The term Limitation Year shall mean the Plan Year.

          (g) Maximum Permissible Amount -- The term maximum Permissible Amount shall mean the lesser of (1) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Code) or (2) 25 percent (25%) of the Participant's Compensation for the Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation

Year to a different 12-consecutive-month period, the maximum Permissible Amount for the short Limitation Year will be the lesser of (1) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Code) multiplied by a fraction the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12 or (2) 25% of the Participant's Compensation for the short Limitation Year.

5.2 LIMITATIONS ON ALLOCATIONS. Employers who do not maintain any qualified Plan in addition to this Plan.

     (a) if an Employer does not maintain any other qualified Plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

     (b) Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation. Such Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer Contributions based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

     (c) As soon as is administratively feasible after the end of the Limitation Year, the maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year. In the event a Participant separates from the Service of the Employer prior to the end of the Limitation Year, the Maximum Permissible Amount for such Participant shall be determined prior to any distribution of his Account on the basis of his actual

Compensation.  Any Excess Amounts shall be disposed of in accordance with
Section 5.2(d).

     (d) If, pursuant to Section 5.2(c), there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be disposed of as follows:

          (i) First, any Employee Contributions shall be returned to the Participant, to the extent that the return would reduce the Excess Amount.

          (ii) Second, any then remaining Excess Amount attributable to Employer Contributions, other than Salary Reduction Contributions, shall be reapplied to reduce Employer Contributions, other than Salary Reduction Contributions, for the Participant under this Plan for the next Limitation Year (and for succeeding Limitation Years, as necessary). In each such succeeding Limitation Year the sum of actual Employer Contributions (other than Salary Reduction Contributions), plus the reapplied amount resulting from Excess Amounts, if any, shall equal the amount of such Employer Contributions that would otherwise be allocated to each Participant's Account.

          (iii) Third, any then remaining Excess Amount attributable to Salary Reduction Contributions shall be recharacterized as Employee Contributions and returned to the Participant.

          (iv) Fourth, any Excess Amounts then still remaining shall be allocated to accounts of other Participants in the same manner as the Contributions to which such excess is attributable were allocated.

5.3 LIMITATIONS ON ALLOCATIONS. Participants participating in both a Defined Benefit plan and a Defined Contribution plan:

          (a) if an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year may not exceed 1.0.

          (b) The defined benefit plan fraction for any year is a fraction, the numerator of which is the Participant's projected annual benefit under the defined benefit plan (determined as of the close of the Limitation Year), and the denominator of which is the lesser of (i) or (ii) below:

               (i) 1.25 times the dollar limitation in effect under Section 415(b)(1)(A) of the Code on the last day of the Limitation Year; or

               (ii) 1.4 times the amount which may be taken into account under
Section 415(b)(1)(B) of the Code with respect to such Participant for the Limitation Year.

               Notwithstanding the foregoing provisions of Subsection (b), if the Participant was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125 percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the later of the end of the last Limitation Year beginning before January 1, 1983 or June 30, 1983. Moreover, if the Participant was a participant in one or more defined benefits plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent (125%) of the Current Accrued Benefit. The preceding two sentences apply only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section

415 of the Code as in effect for all Limitation Years.

          (c) A Participant's projected annual benefit is equal to the annual benefit to which the Participant would be entitled under the terms of the defined benefit plan based upon the following assumptions:

               (i) The Participant will continue employment until reaching normal retirement age as determined under the terms of the plan (or current age, if that is later).

               (ii) The Participant's Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the age described in paragraph (i) of this subsection.

               (iii) All other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future Limitation Years.

          (d) The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions. to the Participant's Accounts in such Limitation Year and for all prior Limitation Years, and the denominator of which is the lesser of (i) or (ii) below for such Limitation Year and for all prior Limitation Years of such Participant's Employment (assuming for this purpose, that Section 415(c) of the Code had been in effect during such prior Limitation Years):

               (i) 1.25 times the dollar limitation in effect under Section 415(c)(1)(A) of the Code on the last day of the Limitation Year; or

               (ii) 1.4 times the amount which may be taken into account under
Section 415(c)(1)(B) of the

Code with respect to such Participant for the Limitation Year.

               For purposes of this Section 5.3, all defined benefit plans of the Employer or an Affiliate, whether or not terminated, are to be treated as one defined benefit plan and all defined contributions plans of the Employer or an Affiliate, whether or not terminated, are to be treated as one defined contribution plan.


                                     ARTICLE VI
                              TOP-HEAVY PROVISIONS


6.1 TOP-HEAVY RULES. For any Plan Year in which the Plan is a Top-Heavy Plan, the requirements of Sections 6.2 through 6.4 and of Section 6.9 must be satisfied. The Top-Heavy provisions contained in this Article are intended to be construed in accordance with Section 416 of the Code, and regulations and rulings thereunder.

6.2 MINIMUM CONTRIBUTIONS. For any Plan Year in which the Plan is a Top-Heavy Plan, each Active Participant who is not a Key Employee and who has not had allocated to his accounts under this Plan and all other plans maintained by the Employer or an Affiliate an amount (excluding Salary Reduction Contributions) at least equal to the lesser of (a) or (b) shall be allocated Employer Contributions (other than Salary Reduction Contributions) and forfeitures to the extent necessary to equal the lesser of ---

          (a) three percent (3%) of the Participant's Compensation for the portion of the Plan Year during which he was a Participant; or

          (b) the percentage of Compensation at which Employer Contributions (including Salary Reduction Contributions and effective, October 1, 1994, Salary Reduction Accruals) are allocated under the

Plan for the Key Employee for whom such percentage is the highest for the year.

          This Section 6.2 shall not be applicable with respect to a Participant who is also covered by a defined benefit pension plan if that Plan provides such Participant with the benefit specified by Section 416(c)(1) of the Code. For purposes of this Section, all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.

6.3       RESERVED.

6.4       RESERVED.

6.5 DETERMINATION OF TOP-HEAVINESS. The determination as to whether the Plan is Top-Heavy shall be made as follows:

          (a) If the Plan is not required to be included in an Aggregation Group with other plans, then it shall be Top-Heavy only if when considered by itself it is a Top-Heavy Plan.

          (b) If the Plan is required to be included in an Aggregation Group with other plans, it shall be Top-Heavy only if the Aggregation Group, including any plans that may be permissively included in the Aggregation Group, is Top-Heavy.

          (c) If the Plan is not Top-Heavy and is not required to be included in an Aggregation Group, it shall not be Top-Heavy even if it is permissively included in an Aggregation Group which is Top-Heavy.

          (d) Solely for the purpose of determining if the Plan, or any other plan required to be included in the Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or its Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

6.6 CALCULATION OF TOP-HEAVY RATIOS. The Plan shall be Top-Heavy and an Aggregation Group in which the Plan is included shall be Top-Heavy with respect to any Plan Year if, as of the Determination Date, the sum of the Cumulative Accounts of Participants who are Key Employees and Beneficiaries of deceased Key Employees exceeds sixty percent (60%) of the sum of the Cumulative Accounts of all Participants and Beneficiaries, excluding former Key Employees. For purposes of determining the value of accounts and benefits for this Section, the values shall be computed as of the "Valuation Date." The Valuation Date for a defined benefit plan shall be the same date used for computing plan costs for minimum funding. The Valuation Date for a defined contribution plan shall be the most recent valuation date within a 12-month period ending on the Determination Date.

6.7 CUMULATIVE ACCOUNTS. The Cumulative Account for any Participant shall be the sum of the following --

          (a) the amount credited to a Participant or beneficiary's accounts as of the Determination Date (including amounts to be credited as of the Determination Date but which have not yet been credited) under the Plan or any defined contribution plan included in an Aggregation Group;

          (b) the present value of the accrued benefit credited as of the Determination Date to a Participant or Beneficiary under any qualified defined benefit plan which is part of an Aggregation Group; and

          (c) the amount of distributions to the Participant or Beneficiary under the Plan or any plan included in an Aggregation Group during the 5 year period ending on the Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group) but excluding any distribution which is a tax-free rollover or similar transfer that is not initiated by the participant or that is made to a plan maintained by the Employer;

          reduced by --

          (d) the amount credited as of a Determination Date under the Plan or a plan forming part of the Aggregation Group that is attributable to tax-free rollovers or similar transfers (and earnings thereon) which were initiated by the Participant and derived from a plan other than a plan maintained by the Employer.

     The Cumulative Account of a Participant who (a) was a Key Employee and who subsequently meets none of the conditions of Section 6.8(e) for the Plan Year containing the Determination Date or (b) has not performed services for the Employer during the five-year period ending on the Determination Date shall not be taken into account under this Section.

6.8 OTHER DEFINITIONS. For purposes of this Article, the following definitions shall apply:

          (a) "Affiliate" means (i) any organization which together with the Employer is under "common control" as that term is defined in Section 414(c) of the Code, (ii) any organization which together with the Employer is an "affiliated service group" as that term is defined in Section 414(m) of the Code, or (iii) any corporation which together with the Employer is a member of a "controlled group of corporations" as that term is defined in Section 414(b) of the Code.

          (b) "Aggregation Group" means a plan or group of plans whose Determination Date falls within the same calendar year and which includes (i) each qualified plan maintained by the Employer or an Affiliate in which a Key Employee is, or has been, a Participant during the Plan Year containing the Determination Date or any of the four preceding Plan Years, and (ii) any other qualified plan which, during this period, enables any plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or 410(b) of the Code. In addition, the Employer may elect to include any other qualified plan maintained by the Employer or an Affiliate provided the expanded Aggregation Group meets the requirements of Sections 401(a)(4) and 410(b) of the Code.

          (c) "Compensation" shall exclude Salary Reduction Contributions and, effective October 1, 1994, Salary Reduction Accruals and be otherwise defined in accordance with the regulations under Section 415 of the Code;

          (d) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

          (e) "Key Employee' means any Employee or former Employee who at any time during the Plan Year, or during any 1 of the 4 preceding Plan Years is or was any one or more of the following:

               (i) an officer of the Employer or an Affiliate receiving Compensation from the Employer or an Affiliate greater than 50 percent (50%) of the limitation amount specified in Section 415(b)(1)(A) of the Code; provided, however, that no more than the lesser of (1) 50 Employees or (2) the greater of 3 Employees or 10 percent (10%) of all Employees shall be treated as officers, and such officers shall be those with the highest annual Compensation in the 5 year period.

               (ii) one of the 10 Employees who owns both more than a one-half percent (0.5%) interest and one of the largest interests in the Employer or an Affiliate and who receives annual Compensation in an amount equal to or more than the dollar limitation specified in Section 415(b)(1)(A) of the Code;

               (iii)     a 5-percent (5%) owner of the Employer or an Affiliate;
or

               (iv) a 1-percent (1%) owner of the Employer or an Affiliate who receives annual Compensation of more than $150,000.

     Ownership shall be determined in accordance with Sections 416(i)(1)(B) and
(C) of the Code. For purposes of paragraph (ii), if two Employees have the same ownership interest, the Employee receiving the greatest annual Compensation shall be treated as having a larger interest.

6.9  LIMIT ON ANNUAL ADDITIONS.

          (a) For any Plan Year in which the Plan is Top-Heavy, Section 5.3 shall be applied by substituting "1.0" for "1.25."

          (b)  Subsection (a) above shall not apply if

               (i)  Section 6.2(a) is applied by substituting "4%" for "3%"; and

               (ii) the Plan would not be Top-Heavy if "90%" is substituted for "60% in Section 6.6.

          (c) If, but for this subsection, subsection (a) above would begin to apply with respect to a Plan, the application of subsection (a) above shall be suspended with respect to a Participant so long as there are --

               (i) no Employer Contributions or Forfeitures allocated to such Participant; and

               (ii) no accruals under a qualified defined benefit plan for such Participant.


                                    ARTICLE VII
                                NONDISCRIMINATION TESTS


7.1  DEFINITIONS.

     (a) "Actual Deferral Percentage" for any Eligible Participant shall mean the ratio (expressed as a percentage) of (i) Salary Reduction Contributions made under the Plan on behalf of the Eligible Participant for the Plan Year to (ii) the Eligible Participant's Compensation for the Plan Year.

     (b) "Average Deferral Percentage" for Highly Compensated Employees and for Nonhighly Compensated Employees for any Plan Year shall mean the average (expressed as a percentage) of the Actual Deferral Percentages for Eligible Participants in each category.

     (c) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Matching Contributions made under the Plan on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

     (d) "Average Contribution Percentage" for Highly Compensated Employees and for Nonhighly Compensated Employees for a Plan Year shall mean the average (expressed as a percentage) of the Contribution Percentages for Eligible Participants in each category.

     (e) "Eligible Participant" shall mean, for purposes of Section 7.2, any Employee who is permitted under the terms of the Plan to have Salary Reduction

Contributions allocated to his account for the Plan Year and shall mean, for purposes of Section 7.3, any Employee who is permitted under the terms of the Plan to have Matching Contributions allocated to his account for the Plan Year.

     (e.1)     "Employee" shall mean, for purposes of this Article, persons who are Employees, as defined in Section 1.17, of the Employer or of its Affiliates, as defined in Section 6.8(a), including any entity that would be an Affiliate if section 414(o) of the Code were also referenced in Section 6.8(a).

     (f)  "Excess Contributions" shall mean, for any Plan Year, the excess of
(i) the aggregate amount of Salary Reduction Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions permitted under Section 7.2 of the Plan.

     (g) "Excess Aggregate Contributions" shall mean, for any Plan Year, the excess of (i) the aggregate Matching Contributions actually made on behalf of Highly Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions permitted under Section 7.3 of the Plan.

     (h) "Family Member" shall mean, with respect to any Employee who is a five percent owner as determined under Section 416(i)(1) of the Code or who is one of the ten Highly Compensated Employees paid the greatest Compensation for the Plan Year, the Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants.

     (i) "Highly Compensated Employee" shall mean any Employee who during the Plan Year or the preceding Plan Year (i) was at any time a five percent (5%) owner as determined under Section 416(i)(1) of the Code; (ii) received Compensation from the Employer in excess of $75,000; (iii) received Compensation from the Employer in excess of $50,000 and was in the Top Paid Group for such Plan

Year; or (iv) was at any time an officer and received Compensation greater than 50 percent (50%) of the amount in effect under Section 415(b)(1)(A) for such Plan Year. No Employee shall be treated as described in paragraph (ii), (iii), or (iv) of this subsection for the current year unless the Employee is one of the 100 Employees paid the greatest Compensation for the current Plan Year. No more than the lesser of (i) fifty Employees or (ii) the greater of three Employees or ten percent (10%) of all Employees shall be treated as officers, but if no officer received Compensation greater than 50 percent (50%) of the amount in effect under Section 415(b)(1)(A) for such Plan Year, the highest paid officer for such Plan Year shall be treated as described in paragraph (iv) of this subsection. "Highly Compensated Employee" shall include any Employee who separated from service (or was deemed to have separated) prior to the Plan Year being tested, performed no services for the Employer during the Plan Year being tested, and would have been found to be a Highly Compensated Employee under the rules for active Employees for either the separation year or any Plan Year ending on or after the Employee's 55th birthday. With respect to any Employee who separated from service before January 1, 1987, the Employee shall be counted as a Highly Compensated Employee only if the Employee was a five percent owner or received Compensation in excess of $50,000 during (1) the Employee's separation year (or the year preceding such separation year) or (2) any year ending on or after such individual's 55th birthday (or the last year ending before such Employee's 55th birthday).

     (j) "Nonhighly Compensated Employee" shall mean Participants in the Plan who are not Highly Compensated Employees.

     (k) "Top Paid Group" shall mean the group consisting of the top twenty percent (20%) of the Employees ranked on the basis of Compensation paid during the Plan Year but the number of Employees shall be determined by excluding
(i) Employees who have not completed six months of service, (ii) Employees who normally work fewer than 17 1/2 hours per week,
(iii) Employees who normally work during not more than six months during any Plan Year, (iv) Employees who have not attained age 21, (v) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code), and (vi) Employees included in a collective bargaining unit covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement. The Plan Administrator may elect to apply paragraphs (i), (ii),
(iii), or (iv) by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months or age specified in this subsection.

7.2  AVERAGE DEFERRAL PERCENTAGE TEST.

          (a) At no time shall the Average Deferral Percentage for Participants who are Highly Compensated Employees exceed the Average Deferral Percentage for Nonhighly Compensated Employees multiplied by 1.25. If the Average Deferral Percentage for Participants who are Highly Compensated Employees exceeds the Average Deferral Percentage for Nonhighly Compensated Employees by no more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee, the 1.25 multiplier in the preceding sentence shall be replaced by 2.

          (b) The Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Reduction Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such Salary Reduction Contributions were made under a single arrangement.

          (c) For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Salary Reduction Contributions and Compensation of such Participant shall include the Salary Reduction Contributions and Compensation of Family Members, and the Salary Reduction Contributions and Compensation of such Family Members shall be disregarded in determining the Average Deferral Percentage for Nonhighly Compensated Employees.

          (d) The determination and treatment of the Salary Reduction Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

7.3  CONTRIBUTION PERCENTAGE TEST.

          (a) At no time shall the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees exceed the Average Contribution Percentage for Nonhighly Compensated Employees multiplied by 1.25. If the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the Average Contribution Percentage for Nonhighly Compensated Employees by no more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee, the 1.25 multiplier in the preceding sentence shall be replaced by 2.

          (b) The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have matching contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such matching contributions were made under a single arrangement.

          (c) In the event that the Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with the Plan, then the Average Contribution Percentage Test shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

          (d) For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Matching Contributions and Compensation of such Eligible Participant shall include the Matching Contributions and Compensation of Family Members, and the Matching Contribution and Compensation of such Family Members shall be disregarded in determining the Average Contribution Percentage for Nonhighly Compensated Employees.

          (e) The determination and treatment of the Contribution Percentage of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

7.4  CORRECTIVE DISTRIBUTIONS.

          (a) Salary Reduction Contributions for Highly Compensated Employees may be limited by the Plan Administrator to the extent necessary to satisfy
Section 7.2. For this purpose, within two and one-half (2 1/2) months after the end of the Plan Year (if possible, but in no event later than the last day of the Plan Year following such Plan Year) in which Excess Contributions were made and notwithstanding any other provision of the Plan which would otherwise limit or delay distributions or require Spousal Consent, the Plan Administrator shall direct the Investment Manager to distribute any Excess Contributions (and any earnings thereon) to the Highly Compensated Employee on whose behalf such contributions were made during the preceding Plan Year. The distribution of Excess Contributions pursuant to this subsection shall occur after distribution of Excess Deferrals pursuant to Section 4.3 and before distribution of Excess Aggregate Contributions pursuant to Section 7.4(b). The Highly Compensated Employees to whom Excess Contributions are to be distributed and the amount to be distributed to each shall be determined in the following manner:

               (i) If all Highly Compensated Employees have equal Actual Deferral Percentages, Excess Contributions shall be allocated among such Highly Compensated Employees pro rata in accordance with their Compensation.

               (ii) If Highly Compensated Employees have unequal Actual Deferral Percentages, Excess Contributions shall be allocated to the Highly Compensated Employee(s) with the highest Actual Deferral Percentage(s) until the Actual Deferral Percentage(s) of such Highly Compensated Employee(s) equal the Actual Deferred Percentage(s) of the Highly Compensated Employee(s) with the next highest Actual Deferral Percentage(s). The allocation procedure described in this subsection shall be repeated until all Excess Contributions are allocated.

               The earnings allocable to Excess Contributions shall be the sum of the following amounts: (i) the amount determined by multiplying net income or net loss for the Plan Year with respect to which a distribution occurs that is allocable to the Participant's Salary Reduction Contributions by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for such Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Salary Reduction Contributions as of the last day of such Plan Year and (ii) an amount determined by multiplying ten percent (10%) times the number of months that have elapsed, as of the date of the distribution, since the end of such Plan Year times the amount determined under paragraph (i) above. For purposes of this subsection, a distribution on or before the fifteenth day of the month shall be treated as occurring on the last day of the preceding month and a distribution after the fifteenth day shall be treated as occurring on the first day of the following month. The Excess Contributions (and earnings thereon) which would otherwise be distributable to the Participant shall be reduced, in accordance with Treasury regulations, by the amount of Excess Deferrals distributed to the Participant with respect to the preceding Plan Year.

          (b) Matching Contributions for Highly Compensated Employees may be limited by the Plan Administrator to the extent necessary to satisfy Section
7.3. For this purpose, within two and one-half (2 1/2) months after the end of the Plan Year (if possible, but in no event later than the last day of the Plan Year after such Plan Year) in which the Excess Aggregate Contributions were made and notwithstanding any other provision of the Plan which would otherwise limit or delay distributions or require Spousal Consent, the Plan Administrator shall direct the Investment Manager to distribute any Excess Aggregate Contributions (and any earnings thereon) to the Highly Compensated Participant who made such contributions, or on whose behalf such contributions were made, during the preceding Plan Year.

               The distribution of Excess Aggregate Contributions pursuant to this subsection shall occur after distribution of Excess Deferrals pursuant to
Section 4.3 and Excess Contributions pursuant to Section 7.4(a).

               The Highly Compensated Employees to whom Excess Aggregate Contributions are to be distributed and the amount to be distributed to each shall be determined in the following manner:

               (i) If all Highly Compensated Employees have equal Contribution Percentages, Excess Aggregate Contributions shall be distributed among such Highly Compensated Employees pro rata in accordance with their Compensation.

               (ii) If Highly Compensated Employees have unequal Contribution Percentages, Excess Aggregate Contributions shall be allocated to the Highly Compensated Employee(s) with the highest Contribution Percentage(s) until the Contribution Percentage(s) of such Highly Compensated Employee(s) equal the Contribution Percentage(s) of the Highly Compensated Employee(s) with the next highest Contribution Percentage(s). The allocation procedure described in this subsection shall be repeated until all Excess Aggregate Contributions are allocated.

               The earnings allocable to Excess Aggregate Contributions shall be the sum of the following amounts: (i) the amount determined by multiplying net income or net loss for the Plan Year with respect to which the distribution occurs that is allocable to the Participant's Matching Contributions by a fraction, the numerator of which is the Excess Aggregate Contribution on behalf of the Participant for such Plan Year and the denominator of which is the portion of the Participant's Account attributable to Matching Contributions as of the last day of such Plan Year, and (ii) an amount determined by multiplying 10 percent (10%) times the number of months that have elapsed, as of the date of the distribution, since the end of such Plan Year times the amount determined under paragraph (i) above. For purposes of this subsection, a distribution on or before the fifteenth day of the month shall be treated as occurring on the last day of the preceding month and a distribution after the fifteenth day shall be treated as occurring on the first day of the following month.


                                   ARTICLE VIII
               SELF DIRECTED ACCOUNT AND PARTICIPANT'S ACCOUNT


8.1 SELF DIRECTED ACCOUNT. The Employer shall contract with the Investment Manager who shall establish a Self Directed Account for each Participant which permits each Participant to direct the investment of his or her Participant Account by selecting from among various investment alternatives offered by the Investment Manager.

8.2 DESCRIPTION SELF DIRECTED ACCOUNT INVESTMENT ALTERNATIVES. At a minimum, the Investment Manager shall offer the Participants the following investment alternatives: (i) a money market fund investing in high-quality money market instruments; (ii) a managed income portfolio seeking preservation of capital and a competitive income over time investing in high-quality short and long term investment contracts and short-term money market instruments; (iii) an intermediate bond fund investing primarily in investment grade fixed income obligations rated Baa or better my Moody's or BBB or better by Standard & Poor's with a dollar-weighted average portfolio maturity between three and ten years;
(iv) a growth and income fund seeking long-term capital growth, current income and growth of income consistent with reasonable investment risk with investments in common stocks, securities convertible into common stocks, preferred stocks and fixed income securities; (v) a growth fund seeking long-term capital appreciation by investing in securities of foreign and domestic companies with potentially above-average growth potential and correspondingly higher level risk; and (vi) a growth fund seeking long-term capital appreciation by investing primarily in common stocks and securities convertible into common stocks including the common stocks of smaller, less well known companies in emerging areas of the economy.

8.3 PARTICIPANT'S ACCOUNT. A Participant's Account shall be maintained on behalf of each Participant until such account is used to provide an annuity or otherwise distributed in accordance with the terms of this Plan. Contributions on behalf of a Participant shall be made to such Participant's Account (except for any portion of such amounts which may be retained by the Investment Manager as an administrative or expense charge under the written agreement with the Investment Manager), and such Participant shall have the responsibility to decide the portion of the amount of such Contributions that shall be paid to the various investment funds offered by the Investment Manager as set forth in the preceding Section of the Plan. The Participant shall elect the manner in which the Contributions will be allocated by designating multiples of whole percentages on the proper form. The Participant may, in writing on the prescribed form, change such amounts four times during a Plan Year in accordance with the terms of the written agreement with the Investment Manager. The change may be at any time and shall be effective on the first business day of the first full pay period beginning fifteen (15) days after written notice is received by the Plan Administrator.

8.4 ACCOUNTING. The Investment Manager shall maintain a separate accounting record with respect to Salary Reduction Contributions, Matching Contributions, Integrated Discretionary Contributions, and Rollover Contributions credited to each Participant's Account, as well as of any income, expenses, gains, or losses on each such separately recorded amounts.

     Amounts allocated to such Accounts on behalf of a Participant shall be credited to his Participant's Account. Any other credits (including any income, gains, dividends or interest credits, if applicable), debits (including any expenses or losses, if applicable), transfers or withdrawals to or from any such Account shall be appropriately and equitably allocated to the Participant's Account of each Participant.

     A Participant's Account shall be maintained for or with respect to each Participant under this Plan unless or until cancelled by the Investment Manager in accordance with the provision of Section 8.7.

8.5 TRANSFERS AMONG THE INVESTMENT ACCOUNTS. Where permitted by the terms and limitation of the written agreement with the Investment Manager, amounts in a Participant's Account may be transferred among the investments described in
Section 8.2.

8.6 VALUE OF ACCOUNT. The value of the funds standing to the credit of a Participant in his Participant's Account at any time shall be equal to the value of the Funds held on his behalf in the various investment alternatives offered pursuant to Section 8.2 and shall reflect the total value of his interest in said Accounts. At least once during each year the Investment Manager shall furnish the Plan Administrator and each Participant with a written report of the value of the Participant's Account. As of the last day of each Plan Year (and at such additional times as the Investment Manager shall determine in accordance with the provisions of the written agreement with the Investment Manager), the Participant's Account of each Participant shall be appropriately and equitably adjusted to reflect any dividends, interest credits, other credits or other gains or losses on the investments and any changes in the value of investments in accordance with the procedures set forth in the written agreement with the Investment Manager.

8.7 CANCELLATION OF ACCOUNT. Upon the application of a Participant's Account to provide a distribution to a

Participant (or his Beneficiary) in accordance with the distribution provisions (other than distributions under the withdrawal provisions of Article XIII or the loan provisions of Article XIV), such Participant's Account shall be cancelled by the Investment Manager and be of no further force or effect under this Plan or under the written agreement with the Investment Manager.


                                   ARTICLE IX
                             DISTRIBUTION OF BENEFITS


9.1 DISTRIBUTIONS IN GENERAL. All distributions hereunder, whether in the form of an annuity or cash, or a combination thereof, shall be made by the Investment Manager as of the date specified, in accordance with the terms and conditions set forth in the Plan. The Investment Manager shall be entitled to receive written instructions and proper notice from the Plan Administrator at least 31 days prior to the effective date of any distribution. Benefits paid in the form of annuity must be payable on the first day of each calendar month.

9.2 PAYMENT OF BENEFITS. The payment of benefits shall begin as provided in Articles X, XI, and XII but not later than the 60th day after the close of the Plan Year in which the later of (a), (b) or (c) occurs:

          (a)  The date on which the Participant attains his Normal Retirement
Age;

          (b) The date on which occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

          (c) The date on which the Participant terminates his Service (including Early Retirement, Termination of Employment, death, or Disability) with the Employer.

     A Participant may designate a later date for commencement of benefits than that required above; provided, however, that distribution of retirement benefits must begin no later than the April 1 following the close of the calendar year in which the Participant attains age 70 1/2, regardless of whether the Participant is still employed. However, such distribution shall not be required if the Participant had reached age 70 1/2 prior to January 1, 1989, unless such Participant was, at any time after reaching age 66 1/2, a five-percent owner, as that term is defined in Section 416(i)(1)(B) of the Code.

9.3 ELECTION OF BENEFITS. Subject to the limitations provided in this Article, each Participant may elect the form of distribution of his benefits; provided, however, that no such election shall be effective before the Annuity Starting Date unless made in accordance with Section 9.5 or Section 11.2.

9.4 SMALL ACCOUNTS. If a Participant's vested Interest is $3,500 or less, the distribution shall be in the form of a single cash payment.

9.5  QUALIFIED JOINT AND SURVIVOR ANNUITY.

          (a) The benefit of each married Participant who elects an annuity form of distribution pursuant to Section 9.3 shall be payable to the Participant in the form of a Qualified Joint and Survivor Annuity.

          (b) For purposes of informing the Participant concerning the election provided under Section 9.5(a), the Plan Administrator shall provide to each Participant within a reasonable time before his Annuity Starting Date a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity. Such notice shall include an explanation of the Participant's right to make (and the effect of) an election to waive the Qualified Joint and Survivor Annuity, the rights of the Participant's spouse with respect to such election, and the right to make (and the effect of) a revocation of the election to waive the

Qualified Joint and Survivor Annuity. Such explanation shall be consistent with such regulations as the Secretary of the Treasury may prescribe.

          (c) For purposes of Section 9.5(a), a Participant may, with Spousal Consent, elect at any time during the 90-day period ending on the Annuity Starting Date to waive the Qualified Joint and Survivor Annuity form of benefit and may revoke such election in writing at any time up to the date on which payments to the Participant are to begin.

9.6 FORMS OF BENEFIT. A Participant (with spousal consent, if married) or his beneficiary may choose any of the following forms of benefits: (a) a lump sum cash payment, (b) a contingent annuity, (c) a life annuity with no period certain, or (d) a life annuity with a period certain ten, or fifteen years. The normal form of benefit for an unmarried Participant who elects an annuity shall be a single life annuity for the life of the Participant unless the Participant elects a different form of annuity. An unmarried Participant who elects to receive an annuity shall receive information similar to that required by Section 9.5(b) above.

9.7 LIMITATIONS ON PAYMENTS. The form of distribution elected by the Participant must satisfy the following requirements:

          (a) The entire benefit may not be retained in the Participant's Account for distribution to the Participant's beneficiary at his death.

          (b) If benefit payments commence before the death of the Participant, benefit payments may not extend

               (i)  beyond the life or life expectancy of the Participant; or

               (ii) beyond the lives or life expectancies of the Participant and a designated Beneficiary.

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

          (c) If the Participant dies before benefit payments commence, the Participant's entire interest must be distributed within five years of the Participant's death unless --

               (i) payments are to be made to a designated Beneficiary over such Beneficiary's life and commence within one year of the Participant's death;

               (ii) payments are to be made to the Participant's spouse over a period not extending beyond the life or life expectancy of the spouse; or

               (iii) the spouse is the designated Beneficiary and dies before benefit payments commence, and payments to a designated Beneficiary are to be completed within five years of the spouse's death.

     (d) if the Beneficiary dies after the Participant but before benefit payments commence, distribution shall be made in the form of a lump sum payment.

     In the event that a Participant's Beneficiary is entitled to annuity payments, each monthly annuity payment payable to the Beneficiary shall be no greater than each monthly annuity payment payable to the Participant during the Participant's lifetime. Such restriction shall not prevent an increase in the amount of any Variable Annuity payment which occurs as the result of an increase in the value of the underlying portfolio. If a Participant begins receiving benefits and dies before his entire interest is distributed, the remainder of his interest shall be distributed to his Beneficiary at least as rapidly as under the method of distribution to the Participant on the date of the Participant's death.

9.8 NON-TRANSFERABLE. The Participant's (or Beneficiary's) right to any Annuity payments, benefits and refunds is not transferable and shall be free from the claims of all creditors to the fullest extent permitted by law.

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

9.9 CONSENT TO DISTRIBUTION. Notwithstanding anything to the contrary herein (other than Sections 4.3 and 7.4), if the Participant's Vested Interest exceeds $3,500, no distribution may be made before the Participant attains (or would have attained) Normal Retirement Age unless the Participant, if living, consents to such distribution and Spousal Consent is obtained. If distribution commences in the form of a Qualified Joint and Survivor Annuity, the form of distribution may be varied only with the consent of the Participant, if living, and with Spousal Consent, and if permitted under the terms of the annuity.

9.10 ELIGIBLE ROLLOVER DISTRIBUTION - INCOME TAX WITHHOLDING.     Effective for
Eligible Rollover Distributions after December 31, 1992, the Plan Administrator, Investment Manager or any other person who is the payor of a distribution which is an Eligible Rollover Distribution shall deduct and withhold from such distribution, prior to the distribution of such funds, the amount of tax required to be withheld by Section 3405(c)(1) of the Code except to the extent that Section 9.11 hereof provides otherwise.

9.11 ELIGIBLE ROLLOVER DISTRIBUTION - WITHHOLDING EXCEPTION.     Effective for
Eligible Rollover Distributions after December 31, 1992, the income tax withholding provisions of Section 9.10 hereof shall not apply if the distributee of such distribution elects, in the manner specified herein, to have such distribution paid directly to one and only one Eligible Retirement Plan. To elect the application of this Section 9.11, a distributee of an Eligible Rollover Distribution must deliver a written notice of election to the Plan Administrator no later than the thirty-first (31st) day prior to the effective date of such distribution. To be effective, such election must identify with reasonable specificity the name and address of the specific Eligible Retirement Plan to which such distribution is to be paid. If the written election designates more than one Eligible Retirement Plan or if the distributee's election fails to comply with the requirements of this Section 9.11, such election shall be null and void and such Eligible Rollover Distribution shall be subject to the withholding requirements of Section 9.10. If a distributee of an Eligible Rollover Distribution makes a valid election under this Section 9.11, the amount of such Eligible Rollover Distribution (reduced by the portion thereof that would not be included in the distributee's gross income if such distribution were made under Section 9.10 above) shall made in the form of a direct trustee-to-trustee transfer to the Eligible Retirement Plan specified by the distributee. Any portion of the Eligible Rollover Distribution which would not be included in the distributee's gross income if such distribution were made under Section 9.10 above shall be paid to the distributee.


                                      ARTICLE X
                                RETIREMENT BENEFITS


10.1 NORMAL RETIREMENT. A Participant who attains his Normal Retirement Age shall have a Vesting Percentage of 100 percent (100%). Subject to Article IX, if a Participant retires from the active Service of the Employer on his Normal Retirement Date he shall receive a distribution of the entire value of his Participant's Account as of his Normal Retirement Date.

10.2 EARLY RETIREMENT. A Participant who retires from the Service of the Employer on or after his Early Retirement Date shall have a Vesting Percentage of 100 percent (100%) and, subject to Article IX, shall receive a distribution of the entire value of his Participant's Account.

10.3 LATE RETIREMENT. A Participant may continue in the Service of the Employer after his Normal Retirement Age, and in such event he shall retire on his Late Retirement Date. Such Participant shall continue as a Participant under this Plan until such Late Retirement Date. The Participant shall have a Vesting Percentage of 100 percent (100%) and, subject to Article IX, shall receive a distribution of the entire value of his Participant's Account as of his Late Retirement Date. Notwithstanding the foregoing, distribution of retirement benefits shall begin no later than the April 1 following the close of the calendar year in which the Participant attains age 70 1/2, in accordance with the regulations under section 401(a)(9) of the Code, even if the Participant is still employed at such time, subject to the exception contained in Section 9.2 of the Plan.

10.4 DISABILITY RETIREMENT. A Participant who retires from the Service of the Employer on account of Disability shall have a Vesting Percentage of 100 percent (100%) and, subject to Article IX, shall receive a distribution of the entire value of his Participant's Account as of his Disability Retirement Date.

10.5 DISTRIBUTION. Subject to Section 9.9, a Participant shall receive a complete distribution of his entire Vested Interest within 60 days after the close of the Plan Year in which the Participant's retirement occurs. Notwithstanding the preceding sentence, a Participant with a Vested Interest in excess of $3,500 may elect to defer distribution. Distribution after retirement may not be deferred beyond Normal Retirement Age. Distributions and deferrals shall be subject to the terms and conditions of Article IX.


                                    ARTICLE XI
                                 DEATH BENEFITS


11.1 FROM PARTICIPANTS' ACCOUNTS.

          (a) Death before Distribution. Upon the death of any Participant prior to the date of distribution on account of his retirement or his Termination of Employment, his Beneficiary shall receive a distribution of the entire value of the Participant's Account. Subject to the limitations of
Article IX, the Beneficiary may elect the form of distribution.

          (b) Death after Distribution. Upon the death of any Participant on or after the date of distribution on account of his retirement or his Termination of Employment, the death benefit, if any, attributable to his Participant's Account will be determined in accordance with the form of annuity, if any, provided for the Participant under the Plan.

11.2 BENEFICIARY. Each Participant shall have the right, before distributions commence, in writing, with Spousal Consent, (a) to designate a Beneficiary and to specify the form of distribution the Beneficiary is to receive and (b) to change the Beneficiary and/or form of distribution at any time. If a Participant does not designate a Beneficiary, or if the Participant's designated Beneficiary does not survive the Participant, the value of the Participant's Account shall be distributed to the Participant's spouse, if living, in accordance with the provisions of this Article; otherwise, to the Participant's surviving issue PER STIRPES.


                                   ARTICLE XII
                           TERMINATION OF EMPLOYMENT


12.1 DISTRIBUTION. Subject to Section 9.9 of the Plan, a Participant shall receive a complete distribution of his entire Vested Interest within 60 days after the close of the Plan Year in which the Participant's Termination of Employment occurs. Notwithstanding the preceding sentence, a Participant with a Vested Interest in excess of $3,500 may elect to defer distribution. Distribution after Termination of Employment may not be deferred beyond Normal Retirement Age. Distributions and deferrals shall be subject to the terms and conditions of Article IX.

     If at the time of Termination the Participant is not 100 percent (100%) vested, the nonvested portion of his Participant's Account shall be forfeited. The amount so forfeited shall be restored to the credit of that former Participant in his Participant's Account in the event he:

          (a) resumes Service as an Employee before he incurs five (5) consecutive Breaks in Service and again becomes an Active Participant in accordance with the provisions of Section 3.1 before having received a distribution from the plan, or

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

          (b) repays to this Plan the full amount previously withdrawn as a Plan distribution, whether paid to him as a lump sum cash payment or in the form of an immediate or deferred annuity, provided that such repayment is made by the former Participant either (i) before he incurs five (5) consecutive Breaks in Service commencing after the date on which such withdrawal was made or (ii) if he does not incur five (5) consecutive Breaks in SerVice commencing after the date on which such withdrawal was made, within five (5) years following his resumption of Service as an Employee.

          In the event of (a), the amount of the value of the nonvested portion of such former Participant's Account as of his Termination of Employment, adjusted for gains and losses, shall be restored to the credit of the now Active Participant. In the event of (b), the amount of the value of the nonvested portion of such former Participant's Account as of his Termination of Employment, unadjusted for gains and losses, shall be restored to the credit of the now Active Participant and combined with the amount of such Active Participant's repayment to restore for his benefit the full value of his Participant's Account. When the Participant's Account is so restored, as described in the preceding sentence, it shall be deemed to be composed of value attributable to the various types of Employer Contributions in a manner identical to the composition of his Participant's Account as of his Termination of Employment. Thereafter, such Participant's Account as so restored, shall be treated as if a withdrawal, repayment, and restoration as described in this Section had never been made.

12.2 FORFEITURE. Any Forfeitures shall be used by the Employer to reduce, and in lieu of, the Employer Contribution next due under Sections 4.4, 4.5, or 4.6 at the earliest opportunity after such Forfeiture becomes available.

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


                                        ARTICLE XIII
                                        WITHDRAWALS


13.1 WITHDRAWAL FOR FINANCIAL HARDSHIP.

     (a) Subject to approval of the Plan Administrator, a Participant may withdraw, not more than twice during each Plan Year, up to 100 percent of such Participant's Salary Reduction Contributions, vested Basic Discretionary Contributions (made with respect to the Plan Year ended December 31, 1988), and vested Rollover Contributions in the event of a financial hardship ("hardship withdrawal"). Application for such withdrawal shall be made on the Appropriate Form prescribed by the Plan Administrator. The Participant shall demonstrate to the satisfaction of the Plan Administrator that the Participant is confronted with a financial hardship, as defined below. An approved hardship withdrawal shall be distributed in a lump sum as soon as feasible following approval of the Plan Administrator. The amount of such hardship withdrawal shall be determined based on the value of the Participant's Account as of the day on which the request for such hardship withdrawal is made. (The withdrawal may not include any earnings on Salary Reduction Contributions allocated with respect to contributions after December 31, 1988 unless the Participant would otherwise be unable to withdraw an amount equal to the sum of his Salary Reduction Contributions and the earnings allocable thereto as of December 31, 1988.) For purposes of this section, a distribution is on account of "financial hardship" only if such distribution is (i) on account of an immediate and heavy financial need of a Participant and (ii) necessary to satisfy such need.

     (b) A distribution will be considered to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of -

               (i) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependent (as defined in Section 152 of the Code) of the Participant;

               (ii) The purchase (excluding mortgage payments) of a principal residence of the Participant;

               (iii) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, child, or dependent; or

               (iv) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

               The foregoing notwithstanding, the Plan Administrator shall not approve a hardship withdrawal for any reason unless such hardship withdrawal complies with any applicable Treasury regulations, including (but not limited to) Treas. Reg. 1.401(k)-1(d).

          (c) A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Participant if paragraph (i) and either paragraph (ii) or both paragraphs (iii) and (iv) are satisfied:

               (i) The distribution does not exceed the amount of the immediate and heavy financial need of the Participant.

               (ii) The Participant represents that the need cannot be relieved
- -

                    (I) through reimbursement or compensation by insurance or otherwise,

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

                    (II) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

                   (III) by cessation of Salary Reduction Contributions under the Plan, or

                    (IV) by other distributions, other than hardship withdrawals, or nontaxable (at the time of the loan) loans from qualified plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

                         For purposes of paragraph (ii), the Participant's
resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant

               (iii) The Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employer.

               (iv) The Participant agrees to forego making Salary Reduction Contributions, exercising any stock options, or purchasing any stock through a stock purchase plan for at least twelve (12) months after receipt of the hardship withdrawal, and agrees to forego making Salary Reduction Contributions for the Participant's Calendar Year immediately following the hardship withdrawal in excess of (a) the applicable limit under Section 402(g) of the Code for such next taxable year less (b) the amount of such Participant's elective contributions for the Calendar Year of the hardship withdrawal.

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

13.2 PRE-RETIREMENT DISTRIBUTION. A Participant who has attained at least age 59 1/2 may elect to withdraw all or any portion of his Participant's Account attributable to his Salary Reduction Contributions and Matching Contributions. Such withdrawal shall be distributed in the manner provided in Article IX.

     A Participant who has elected to make such a withdrawal shall continue to participate in the Plan on the same basis as any other Employee. A Participant may make only one withdrawal under this Section.

13.3 NOTIFICATION. The Participant shall notify the Plan Administrator in writing of his request to make a withdrawal under Sections 13.1 or his election to receive a distribution under Section 13.2. Any such election shall be effective as of the date specified in such notice, which date must be at least thirty-one days after such notice is filed. Payment of the withdrawal shall be subject to the terms and conditions of this Article and Article IX.

13.4 NON-REPAYMENT. Withdrawals made in accordance with this Article may not be repaid.

13.5 SPOUSAL CONSENT. A Participant shall not be permitted to make a withdrawal pursuant to Section 13.1 or receive a distribution pursuant to Section 13.2 without Spousal Consent.

13.6 ALLOCATION OF WITHDRAWALS. The Investment Manager, insofar as possible under this Section, shall withdraw funds to make a distribution under this Section from the Participant's Account investments as designated by the Participant or, if the Participant fails to designate in a timely manner, from the Participant's investments in the following order of priority: (i) all money market accounts; (ii) all short-term bond funds; (iii) all intermediate bond funds; (iv) all long-term bond funds; (v) all equity funds; (vi) all growth funds; and (vii) all other investment alternatives. If the Investment Manager is required to withdraw funds from any investment category and, at the time of such withdrawal, such

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

Participant has more than one fund investment within such investment category, the Investment Manager shall withdraw funds from among such funds as the Investment Manager determines.


                                    ARTICLE XIV
                                        LOANS


14.1 GENERAL LOAN PROVISIONS. The Plan Administrator may, under rules to be issued by such Administrator, authorize the Investment Manager to loan to any Participant an amount or amounts not to exceed in the aggregate the lesser of
(a) $50,000 reduced by the highest outstanding loan balance incurred by the Participant during the one-year period ending on the day before the date on which such loan was made or (b) fifty percent (50%) of the value of his Vested Interest his Participant's Account. No loan may be made for less than $2,500, and only one loan shall be permitted during any period of twelve consecutive months. No loans shall be made on or after the termination of the Plan. Such loans shall not be made available to Participants who are highly compensated Employees in percentage amounts greater than percentage amounts made available to other Participants. Loans will be made available to all Participants on a reasonably equivalent basis. For purposes of this Section, all plans maintained by the Employer and its Affiliates shall be treated as one plan.

14.2 TERMS OF LOANS.  Loans shall be made at an interest rate set forth in
Section 14.4 below. Loans may be subject to repayment through payroll withholding on a definite schedule as determined by the Plan Administrator, but must be repayable within five (5) years (ten (10) years in the case of any loan used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant). The obligation of the Participant shall be evidenced by a note which shall contain the terms of repayment and provisions covering default and which shall be secured by the Participant's Account and such other security as the Plan Administrator may require. No loan may be made to a married Participant unless Spousal Consent is obtained within 90 days prior to the making of the loan.

14.3 SOURCE OF FUNDS. The loan shall be made by withdrawing funds from the Participant's Account in the same manner that withdrawals are allocated pursuant to Section 13.6. A loan set-up fee shall be deducted from the Participant's Account for administrative charges by the Investment Manager.

14.4 REPAYMENT.

          (a) Loan repayment is due on a monthly basis beginning as of the end of the month following the date the loan is made. Each monthly payment shall be equal to the sum of (i) the monthly equivalent of the annual loan interest rate determined by the Plan Administrator at the time the loan is made (such annual loan interest rate shall be the rate of interest declared by the Plan Administrator based on the "Prime Rate" as reported by the WALL STREET JOURNAL at the beginning of the calendar quarter plus two percent (2%) and (ii) a monthly installment payment of the loan principal. Each monthly installment shall be an amount determined at the time the loan is made such that the loan shall be fully amortized over its term.

          (b) Each repayment, inclusive of interest, shall be allocated to the portion or portions of the Participant Account from which it was withdrawn.

          (c) In no event may any portion of such repayment be treated as a new or current contribution made by the Participant to the Self Directed Account.

14.5 WITHDRAWAL FROM PLAN. When a total withdrawal is made from a Participant's Account for purposes of making a distribution to such Participant, any outstanding loan balance will then be considered to be part of such total withdrawal.

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


                                   ARTICLE XV
                       FIDUCIARY DUTIES AND RESPONSIBILITIES


15.1 GENERAL FIDUCIARY STANDARD OF CONDUCT. Each Fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

15.2 SERVICE IN MULTIPLE CAPACITIES. Any Person or group of persons may serve in more than one Fiduciary capacity with respect to this Plan.

15.3 LIMITATIONS ON FIDUCIARY LIABILITY. Nothing in this Plan shall be construed to prevent any Fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary in this Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants and Beneficiaries. Nor shall this Plan be interpreted to prevent any Fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no Person so serving who already receives full-time pay from an Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

15.4 INVESTMENT MANAGER. When an Investment Manager has been appointed pursuant to Section 16.5 of this Plan, he is required to acknowledge in writing that he has undertaken a Fiduciary responsibility with respect to the Plan. The Investment Manager's liability as a Fiduciary is limited to that arising from its management of any assets of the Plan held by the Investment Manager in its Separate Accounts.


                                     ARTICLE XVI
                               THE PLAN ADMINISTRATOR


16.1 DESIGNATION AND ACCEPTANCE. The Board of Directors of the Employer shall designate a Plan Administrator who shall have the responsibility for the operation and administration of the Plan and who by joining in the operation and administration of this Plan accepts such appointment and agrees to act in accordance with the terms of the Plan. The offices of the Plan Administrator shall be located at 1225 Eye Street, NW, Washington, DC 20005.

16.2 DUTIES AND RESPONSIBILITY. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in a nondiscriminatory manner subject to the specific terms of the Plan. The Plan Administrator shall have and shall exercise discretionary authority in interpreting the terms of the Plan and in considering and reviewing claims by Participants or Beneficiaries for benefits to the extent permitted by Treas. Reg. 1.401 (a)-4.

     The Plan Administrator shall perform all such duties as are necessary to operate, administer, and manage the Plan in accordance with the terms thereof. This shall include notification to the Investment Manager of any adjustment made to a Participant's Account in accordance with Article V.

     The Plan Administrator shall comply with the regulatory provisions of ERISA and shall furnish to each Participant covered under this Plan (a) a summary plan description, (b) upon written request, a statement of his total benefits accrued and his vested benefits if any and (c) information concerning the election of benefits under the Plan. The Plan Administrator shall also file the appropriate annual reports and any other data which may be required by appropriate regulatory agencies.

     Furthermore, the Plan Administrator shall take the necessary steps to notify the appropriate interested parties whenever an application is made to the Secretary of the Treasury for a determination letter in accordance with Section 7476 of the Code.

16.3 EXPENSES AND COMPENSATION. The expenses necessary to administer the Plan shall be borne by the Employer, including but not limited to those involved in retaining necessary professional assistance from an attorney, an accountant, an actuary, or an investment advisor. Nothing shall prevent the Plan Administrator from receiving reasonable compensation for services rendered in administering this Plan, provided the Plan Administrator is not a full-time Employee of the Employer.

16.4 INFORMATION FROM EMPLOYER. To enable the Plan Administrator to perform his functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to this Plan as the Plan Administrator may require.

16.5 APPOINTMENT OF INVESTMENT MANAGER. The Plan Administrator may appoint an Investment Manager or Managers and delegate to him the authority to manage, acquire, invest or dispose of all or any part of the Plan assets. With regard to the assets entrusted to his care, the Investment Manager shall provide written instructions and directions to the Plan Administrator, who shall in turn be entitled to rely upon such written direction. This appointment and delegation shall be evidenced by a signed written agreement.

16.6 DELEGATION OF DUTIES. The Plan Administrator shall have the power, to the extent permitted by law, to delegate the performance of such Fiduciary and non-Fiduciary duties, responsibilities and functions as the Plan Administrator shall deem advisable for the proper management and administration of the Plan in the best interests of the Participants and their Beneficiaries.


                                  ARTICLE XVII

                               PARTICIPANTS' RIGHTS


17.1 GENERAL RIGHTS OF PARTICIPANTS AND BENEFICIARIES. The Plan is established and the Plan assets are held for the exclusive purpose of providing benefits for such Employees and their Beneficiaries as have qualified to participate under the terms of the Plan.

17.2 FILING A CLAIM FOR BENEFITS. A Participant or Beneficiary or the Employer acting in his behalf, shall notify the Plan Administrator of a claim of benefits under the Plan. Such request shall be in writing to the Plan Administrator and shall set forth the basis of such claim and shall authorize the Plan Administrator to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

     A decision by the Plan Administrator shall be made promptly and not later than 90 days after the Plan Administrator's receipt of the claim of benefits under the Plan, unless special circumstances require an extension of the time for processing in which case a decision shall be rendered as soon as possible, but not later than 90 days after receipt of the claim of benefits under the Plan.

17.3 DENIAL OF CLAIM. Whenever a claim for benefits by any Participant or Beneficiary has been denied by the Plan Administrator, a written notice, prepared in a manner calculated to be understood by the claimant, must be delivered or mailed to the claimant within 90 days after such denial. Such notice shall set forth (a) the specific reasons for the denial; (b) a specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) an explanation of the Plan's claim review procedure.

17.4 REMEDIES AVAILABLE TO PARTICIPANTS. A Participant or Beneficiary shall have 60 days after receipt by the claimant of written notification of a denial of a claim to request a review of a denied claim. A Participant or Beneficiary
(a) may request a review by the Plan Administrator upon written application to the Plan; (b) may review pertinent Plan documents; and (c) may submit issues and comments in writing to the Plan Administrator.

     A decision by the Plan Administrator shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of the time for processing in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

     A Participant or Beneficiary shall be entitled, either in his own name or in conjunction with any other interested parties, to bring such actions in law or equity or to undertake such administrative actions or to seek such relief as may be necessary or appropriate to compel the disclosure of any required information, to enforce or protect his rights, to recover present benefits due to him or to clarify his rights to future benefits under the Plan.

17.5 LIMITATION OF RIGHTS. Participation hereunder shall not grant any Participant the right to be retained in the Service of the Employer or any other rights or interest in the Plan fund other than those specifically herein set forth.

17.6 MERGERS OR TRANSFERS. The Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant, if the Plan were terminated immediately after such action, would be equal to, or greater than, the benefits to which such Participant would have entitled if the Plan had been terminated immediately before such action.

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


                                  ARTICLE XVIII
                              THE INVESTMENT MANAGER


18.1 DUTIES AND RESPONSIBILITIES. The Investment Manager shall assumes all the duties and responsibilities set forth in the written agreement with the Investment Manager. The terms of the written agreement with the Investment Manager may be changed with the written consent of the Employer without amending this Plan, provided such changes shall conform (a) to the requirements for qualification under Section 401(a) of the Internal Revenue Code, as amended from time to time, and (b) to ERISA, as amended from time to time.

18.2 RELATION TO EMPLOYER, PLAN ADMINISTRATOR AND PARTICIPANTS. The Investment Manager may receive the statement of the Plan Administrator or, if the Plan Administrator so designates, the Employer, as conclusive evidence of any of the matters decided in the Plan and the Investment Manager shall be fully protected in taking or permitting any action on the basis thereof and shall incur no liability or responsibility for so doing. The Investment Manager shall not be required to question any action by the Employer or the Plan Administrator or any Participant nor to determine that such action is properly taken under the Plan. The Investment Manager's responsibility shall be limited to performance under the terms of the Plan.


                                  ARTICLE XIX
                     AMENDMENT OR TERMINATION OF THE PLAN


19.1 AMENDMENT OF PLAN. The Employer shall have the right from time to time to modify or amend, in whole or in part any or all provisions of the Plan. Such amendment shall be effected by an instrument in writing, executed on behalf of the Employer and under its corporate seal, by the President or Vice President and by the Secretary or Assistant Secretary of the Employer, pursuant to a resolution of the Board of Directors of the Employer authorizing such amendment. Upon any such modification or amendment, the Plan Administrator shall be furnished a copy thereof. No amendment shall

          (a) either directly or indirectly give the Employer any interest whatsoever in any funds or property held in Participants' Accounts or permit such funds or property to be used for or devoted to purposes other than the exclusive benefit of Participants or their beneficiaries or

          (b) either directly or indirectly deprive any Participant of his vested and nonforfeitable interest as of the time of such amendment or, except as provided by Treasury regulations, eliminate any optional form of benefit.

     If the vesting schedule under Section 1.48 of the Plan is amended to provide a schedule under which the participant's Vesting Percentage after any period of service would be less than if the vesting schedule had not been amended, then each Participant who is employed on the date such amendment is adopted or made effective (whichever is later) and who has three (3) or more Years of Service (as defined in Section 2.6(b)) as of the end of the election period described below may elect to have his Vesting Percentage computed under the vesting schedule in effect prior to the amendment. Any such election is irrevocable.

     Each Participant eligible to make such an election shall be given written notice of the availability of the election. The election must be made in writing and delivered to the Plan Administrator within 60 days after the later of (i) the Participant's receipt of the notice or (ii) the effective date of the amendment.

19.2 CONDITIONS OF AMENDMENT. The Employer shall not make any amendment which would cause the Plan to lose its status as a qualified plan within the meaning of Section 401(a) of the Code.

19.3 TERMINATION OF THE PLAN. The Employer intends to continue the Plan indefinitely for the benefit of its Employees, but reserves the right to terminate the Plan at any time by resolution of its Board of Directors. Upon such termination, the liability of the Employer to make Employer Contributions hereunder shall terminate. The Plan shall terminate automatically upon complete discontinuance of Employer Contributions hereunder.

19.4 FULL VESTING. Upon the termination or partial termination of the Plan or upon complete discontinuance of Employer Contributions, the rights of all affected Participants in and to the amounts credited to each such Participant's Account shall be 100 percent (100%) vested and nonforfeitable. Thereupon, each Participant shall receive a total distribution of his Participant's Account (including any Forfeitures allocated in accordance with Section 19.5) in accordance with the terms and conditions of Article IX.

19.5 APPLICATION OF FORFEITURES. Upon the termination of the Plan, any Forfeitures which have not been applied as of such termination to reduce the Employer Contribution shall be credited on a pro rata basis to the Participant's Accounts of the then Active Participants in the same manner as the last Employer Contribution made under the Plan.

19.6 APPROVAL BY THE INTERNAL REVENUE SERVICE. Notwithstanding any other provisions of this Plan, the Employer's adoption of this Plan is subject to the condition precedent that the Employer's Plan shall be approved and qualified by the Internal Revenue Service as meeting the requirements of Section 401(a) of the Code. In the event the Plan initially fails to qualify and the Internal Revenue Service issues a final ruling that the Employer's Plan fails to so qualify as of the Effective Date, all liability of the Employer to make further Employer Contributions hereunder shall cease. The Investment Manager, Plan Administrator, and any other Named Fiduciary shall be notified immediately by the Employer, in writing, of such failure to qualify. Upon such notification, the value of the Participants' Accounts shall be distributed in cash to the Employer, subject to the terms and conditions of Article IX. The Employer shall then distribute Salary Reduction Contributions to the Participants with respect to which the Contributions had been made.

19.7 SUBSEQUENT UNFAVORABLE DETERMINATION. If the Employer is notified subsequent to initial favorable qualification that the Plan is no longer qualified within the meaning of Section 401(a) of the Code, and if the Employer shall fail within a reasonable time to make any necessary changes in order that the Plan shall so qualify, the Participants' Accounts under the Plan shall be fully vested and nonforfeitable and shall be disposed of in the manner set forth in Section 19.4 above.


                                     ARTICLE XX
                                    MISCELLANEOUS


20.1 NON-REVERSION. This Plan has been established by the Employer for the exclusive benefit of the Participants and their Beneficiaries. Except as otherwise provided in Sections 19.6 and 20.7, under no circumstances shall any funds contributed hereunder at any time revert to or be used by the Employer, nor shall any such funds or assets of any kind be used other than for the benefit of the Participants or their Beneficiaries.

20.2 GENDER AND NUMBER. When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter, and the singular shall be deemed to include the plural.

20.3 REFERENCE TO THE CODE AND ERISA. Any reference to any Section of the Code or ERISA herein or to any other statute or law shall be deemed to include any successor law of similar import.

20.4 GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the District of Columbia.

20.5 COMPLIANCE WITH THE CODE AND ERISA. This Plan is intended to comply with all requirements for qualification under the Code and ERISA, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and the Plan shall be construed and enforced as if such provision had not been included.

20.6 NON-ALIENATION. It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that, except in the case of a qualified domestic relations order, no right or interest of any Participant in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant. The Plan Administrator shall adopt reasonable procedures to determine the qualified status of domestic relations orders under Section 414(p) of the Code and to administer distributions under such qualified orders.

20.7 CONTRIBUTION RECAPTURE.  Notwithstanding any other provisions of this Plan,
(a) in the case of a contribution which is made by the Employer by a mistake of fact, Section 20.1 shall not prohibit the return of such contribution to the Employer within one year after the payment of the contribution, and (b) if a contribution is conditioned upon the deductibility of the contribution under
Section 404 of the then, to the extent the deduction is disallowed, Section 20.1 shall not prohibit the return to the Employer of such contribution (to the extent disallowed) within one year after the disallowance of the deduction. The amount which may be returned to the Employer is the excess of (a) the amount contributed over )b) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Employer would have to be limited so as to avoid such reduction.

20.8 IRS DETERMINATION. Notwithstanding anything herein to the contrary, if, pursuant to an application filed by or on behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan as amended and restated does not initially qualify as a tax-exempt plan and trust under Sections 401 and 501-of the Code, and such determination is not contested, or if contested, is finally upheld, then the Plan shall operate as if it had not been amended and restated.

          IN WITNESS WHEREOF, the National Corporation for Housing Partnerships, pursuant to resolutions of its Board of Directors, has caused this Plan to be
executed by its duly authorized officer on this      day of              , 199
 .

                                        NATIONAL CORPORATION FOR
                                        HOUSING PARTNERSHIPS


ATTEST:
                                        ---------------------------------------
Name:
                                        Title:


- ----------------------------------
Name:
Secretary/Assistant Secretary

                                 FIRST AMENDMENT TO
               NHP INCORPORATED AMENDED AND RESTATED 401(k) RETIREMENT PLAN
                  (formerly National Corporation for Housing Partnerships
                      Amended and Restated 401(k) Retirement Plan)


     NHP Incorporated ("NHP") pursuant to the authorization its Board of Directors, has amended the National Corporation for Housing Partnerships Amended and Restated 401(k) Retirement Plan ("Plan") effective May 1, 1995 as set forth below.


                                    WITNESSETH

     WHEREAS, National Corporation for Housing Partnerships ("NCHP"), on April 29, 1988, adopted the National Corporation for Housing Partnerships 401(k) Retirement Plan effective January 1, 1988 ("Original Plan"); and

     WHEREAS, the Original Plan has been amended by that (i) certain First Amendment to National Corporation for Housing Partnerships 401(k) Retirement Plan adopted on March 17, 1989 but effective as of January 1, 1988 (the "First Amendment"), (ii) certain Second Amendment to National Corporation for Housing Partnerships 401(k) Retirement Plan adopted on November 30, 1989 but effective as of January 1, 1988 (the "Second Amendment"), (iii) certain Third Amendment to National Corporation for Housing Partnerships 401(k) Retirement Plan adopted on November 30, 1989 but effective as of January 1, 1989 (the "Third Amendment") and (iv) certain Fourth Amendment to National Corporation for Housing Partnerships 401(k) Retirement Plan adopted on February 26, 1993 but generally effective as of January 1, 1993 (the "Fourth Amendment") (The Original Plan and the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are sometimes hereinafter referred to as the "Off-Site Plan"); and

     WHEREAS, NCHP, on November 29, 1989, adopted the National Corporation for Housing Partnerships Site Employees 401(k) Retirement Plan effective January 1, 1990 ("Original Site Plan"); and

     WHEREAS, the Original Site Plan has been amended by that (i) certain First Amendment to National Corporation for

Housing Partnerships Site Employee 401(k) Retirement Plan adopted on December 31, 1992 but effective as of June 1, 1992 (the "First Amendment") and (ii) certain Second Amendment to National Corporation for Housing Partnerships Site Employees 401(k) Retirement Plan adopted on February 26, 1993 but generally effective as of January 1, 1993 (the "Second Amendment") (The Original Site Plan and the First Amendment and the Second Amendment are sometimes hereinafter referred to as the "Site Plan"); and

     WHEREAS, effective as of January 1, 1995, NCHP merged the Site Plan into the Off-Site Plan and amended and restated the Off-Site Plan to reflect such merge and to modify the Off-Site Plan to comply with the changes required by the Omnibus Budget Reconciliation Act of 1993 and changed the name of the former Off-Site Plan to the National Corporation for Housing Partnerships Amended and Restated 401(k) Retirement Plan; and

     WHEREAS, NHP is the parent of NCHP; and

     WHEREAS, pursuant to a reorganization of NHP and its affiliates, NCHP, as part of that reorganization, has transferred all its employees to NHP, and these employees will continue to provide the same property management services and certain other service-related activities that they performed as employees of NCHP, from the same locations and using the same resources as before the transfer; and

     WHEREAS, pursuant to Section 1.18 of Article I of the Plan, NHP elects to become a successor organization to NCHP and elects to continue the Plan,

     NOW, THEREFORE, the Plan shall be and hereby is amended as follows:

     1. Pursuant to Section 1.18 of Article I of the Plan, NHP elects to become a successor organization to NCHP and elects to continue the Plan.

     2. Hereinafter, all references to NCHP shall be deemed to refer to NHP and the Plan shall be known as NHP Incorporated Amended and Restated 401(k) Retirement Plan.

     3.   Section 1.18 of Article I of the Plan is deleted and a new Section
1.18 is added to Article I of the Plan to read as follows:

     1.18 EMPLOYER. The term Employer means NHP Incorporated and any successor organization thereto which elects to continue the Plan.

     4. In all other respects the Plan is confirmed and ratified as amended hereby.

     IN WITNESS WHEREOF, NHP Incorporated, pursuant to the authorization of its Board of Directors, has caused this amendment to be executed by its duly
authorized officer on this     day of              , 199   .

                                           NHP INCORPORATED


ATTEST:
                                           ------------------------------------
                                           Name:
                                           Title:




- ----------------------------
Name:
Secretary/Assistant Secretary